Exhibit 4.1

EXECUTION VERSION

AMERICAN AIRLINES, INC.
and
AMR CORPORATION
7.50% SENIOR SECURED NOTES DUE 2016

INDENTURE
Dated as of March 15, 2011

U.S. Bank National Association
as Trustee
and
Wilmington Trust Company
as Collateral Trustee

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF SUPPLEMENTAL INDENTURE

v

          INDENTURE dated as of March 15, 2011 among American Airlines, Inc., a Delaware corporation, AMR Corporation, a Delaware corporation, U.S. Bank National Association, a national banking association, as trustee and Wilmington Trust Company, as collateral trustee.
          The Company, the Parent, the Trustee and the Collateral Trustee (each as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 7.50% Senior Secured Notes due 2016 (the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE
          SECTION 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in an initial denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “Account Control Agreement” means the Collateral Account Control Agreement, dated as of the date of this Indenture, among the Company, as pledgor, the Collateral Trustee and U.S. Bank National Association, as securities intermediary, as amended, restated, modified, supplemented, replaced or extended from time to time.
          “Acquired Debt” means, with respect to any specified Person:
     (1) Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Debtholders” means, as to any matter at any time:
     (1) prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the aggregate outstanding principal amount of Priority Lien Debt; and
     (2) after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by the Junior Lien Representative.
          For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will not be deemed outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.
          “Additional Notes” means an unlimited aggregate principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14, 4.09 and 4.12 hereof which shall have identical terms as the Initial Notes, other than with respect to the date of issuance and issue price.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have corresponding meanings. No Person (other than the Parent or any Subsidiary of the Parent) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Parent or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Aircraft Security Agreement” has the meaning assigned to that term in the Collateral Trust Agreement.
          “Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities.
          “AISI” means Aircraft Information Services, Inc.
          “American Eagle” means AMR Eagle Holding Corporation and its subsidiaries.

     “Applicable Premium” means, with respect to any Note on any redemption date, the greater of:
     (1) 1.0% of the principal amount of the Note; and
     (2) the excess of: (A) the present value at such redemption date of (i) the redemption price of such Note at March 15, 2013 (such redemption price being set forth in Section 3.07(e) hereof), plus (ii) all required interest payments due on such Note through March 15, 2013 (excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (B) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Appraisal” means an appraisal, dated the date of the Company’s delivery of such appraisal to the Trustee and the Collateral Trustee, prepared by (1) with respect to any Route Authorities, Slots and Gate Leaseholds, MBA or, if MBA is unwilling or unable to provide an appraisal as set forth below or ceases to be independent, SH&E or, if SH&E is unwilling or unable to provide such appraisal or ceases to be independent, any other appraiser appointed by the Company and reasonably satisfactory to the Trustee, (2) with respect to any aircraft, airframe or engine, any of MBA, SH&E, Ascend, BK, AISI or Avitas or, if each such appraiser is unwilling or unable to provide an appraisal or ceases to be independent, any other appraiser appointed by the Company and reasonably acceptable to the Trustee, and (3) with respect to any other type of property, MBA or SH&E or, if each such appraiser is unwilling or unable to provide an appraisal or ceases to be independent, any other appraiser appointed by the Company and reasonably acceptable to the Trustee (in each case of any appraiser specified above in clauses (1), (2) and (3), including its successor). Any Appraisal with respect to:
     (1) Route Authorities, Slots and/or Gate Leaseholds shall have a methodology and form of presentation consistent in all material respects with the appraisal attached to the Offering Memorandum as Appendix II;
     (2) an aircraft, airframe, or engine shall be a desktop appraisal of the current market value of such aircraft, airframe or engine, which does not include any inspection of such aircraft, airframe or engine or the related maintenance records and which assumes its maintenance status is half-life; or
     (3) any other type of property shall be based upon a methodology and assumptions deemed appropriate by the applicable appraisal firm.
     “Appraised Value” means, as of any date:
     (1) with respect to any cash pledged or being pledged at such time as Collateral or maintained in the Collateral Proceeds Account, 150% of the face amount thereof;

     (2) with respect to any Cash Equivalents pledged or being pledged at such time as Collateral or maintained in the Collateral Proceeds Account, 150% of the fair market value thereof as determined by the Trustee in accordance with customary financial market practices determined no earlier than 45 days prior to such date; and
     (3) with respect to any other type of property, the value of such property, as reflected in the most recent Appraisal relating to such property delivered on or prior to such date (including for purpose of this clause (3), to the extent applicable, the appraisal attached to the Offering Memorandum as Appendix II), and in addition, with respect to any property subject to an Appraisal described in clause (1) of the definition of “Appraisal”, the Appraised Value shall be the value of such property listed in such Appraisal that has been determined using a “Discount Rate” of 11.5% and a “Perpetuity Growth Rate” of 1.5%.
     “Ascend” means Ascend Worldwide Limited.
     “Asset Sale” means:
     (1) the sale, lease, conveyance, transfer or other disposition of any assets or rights (whether voluntarily, or in an involuntary transaction that generates Net Proceeds) by the Parent or any of its Restricted Subsidiaries (any of the foregoing, a “Disposition”); provided that the Disposition of all or substantially all of the assets of the Parent and its Restricted Subsidiaries taken as a whole will not be an Asset Sale for purposes of Section 4.10 hereof but rather will be subject to Sections 4.15 and/or 5.01 hereof; and
     (2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law and other than any Equity Interests of any Restricted Subsidiary issued pursuant to any employee equity plan or employee equity subscription agreement, employee stock option agreement, shareholder’s agreement or similar agreement) of any of the Parent’s Restricted Subsidiaries, including any sale for cash.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
     (1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20.0 million;
     (2) Dispositions between or among any of the Parent and any of its Restricted Subsidiaries;
     (3) an issuance or sale of Equity Interests by a Restricted Subsidiary of the Parent to the Parent or to a Restricted Subsidiary of the Parent;
     (4) the Disposition of products (including commodities) or services (including, without limitation, passenger and cargo transportation and related on-board or ground based products and services, and jet fuel (and derivative positions relating to the hedging of jet fuel costs)), rights or accounts receivable, and other properties or assets that do not constitute Collateral, in the ordinary course of business and any other

Disposition of damaged, worn-out, uneconomical, surplus or obsolete properties or assets that do not constitute Collateral in the ordinary course of business;
     (5) licenses, sublicenses, leases and subleases by the Parent or any of its Restricted Subsidiaries of software or intellectual property in the ordinary course of business;
     (6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;
     (7) the granting of Liens not prohibited by Section 4.12 hereof;
     (8) the Disposition of Indebtedness of the Parent or any of its Affiliates, cash or Cash Equivalents (including posting of or return of cash collateral) that do not constitute Collateral;
     (9) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment, in each case other than a Restricted Payment or a Permitted Investment involving Collateral;
     (10) the abandonment or Disposition of assets no longer useful or used in the business; provided that such abandonment or Disposition is (A) in the ordinary course of business consistent with past practices and (B) with respect to assets that are not material to the business of the Parent and its Restricted Subsidiaries;
     (11) the sale or discount of accounts to a collection agency in connection with collections of delinquent receivables, or in a bankruptcy or similar proceeding;
     (12) any Disposition of Margin Stock for fair value as determined in good faith by the Parent;
     (13) the lease or sublease of, use, license or sublicense agreement, swap or exchange agreement or similar arrangement with respect to, assets and properties in the ordinary course of business (including, without limitation, Slots or Gate Leaseholds) so long as in the case of any such asset or property that constitutes Collateral (the “Leased Collateral”) (A) such transaction has a term of one year or less, or in the case of Leased Collateral comprised of Pledged Slots (“Leased Slots”), does not extend beyond three comparable IATA traffic seasons, or (B) if the term of such transaction is longer than provided for in clause (13)(A), an officer of the Company determines in good faith and certifies in an Officer’s Certificate delivered to the Trustee and the Collateral Trustee prior to entering into any such transaction that (i) immediately after giving effect to such transaction the Priority Lien Debt Value Ratio with respect to the date of commencement of such transaction (for purposes of calculating such Priority Lien Debt Value Ratio, including the Appraised Value of the Leased Collateral but excluding the proceeds of such transaction and the intended use thereof) would be at least 1.5 to 1.0; provided that in the event that the Leased Collateral is comprised of one or more Leased Slots, (x) the Company shall deliver to the Trustee and the Collateral Trustee an Appraisal of the portion of the Collateral comprised of Route Authorities, Slots and Gate Leaseholds, which Appraisal gives pro forma effect to such transaction with respect to such Leased Slots, and (y) the Appraised Value stated in such Appraisal shall be used as the value of the portion of Collateral comprised of Route Authorities, Slots and Gate Leaseholds in the calculation of the Priority Lien Debt Value Ratio with respect to the date of commencement of such transaction, (ii) the Collateral Trustee’s Liens on such Collateral are not materially adversely affected by such transaction; provided that the certification in this clause (ii) shall not be required with respect to any Leased Collateral comprised of Slots or Gate Leaseholds, and (iii) no Event of Default exists at the time of such transaction;
     (14) sales of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Subsidiary;
     (15) transfers of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) to a Receivables Subsidiary or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such accounts receivable or related assets in connection with a Qualified Receivables Transaction;
     (16) the Disposition of assets or rights that do not constitute Collateral by the Parent or a Restricted Subsidiary to another airline or its affiliate or financing party under a contractual relationship providing for the Parent or the Company to procure or provide such asset or right for such other airline or its affiliate or financing party;
     (17) Dispositions of aircraft, airframes, engines, flight simulators, flight training devices, ground support equipment, airframe or engine parts (including spare parts) and QEC Kits that do not constitute Collateral in the ordinary course of business, as determined in the reasonable judgment of an officer of the Company (it being understood that (a) Dispositions of such assets surplus to the needs of the Parent or a Restricted Subsidiary and (b) Sale Leaseback Transactions that are conducted in a manner consistent with the historical financing activities of the Parent and its Subsidiaries as determined in good faith by an officer of the Company, in both cases are in the ordinary course of business);
     (18) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, including in connection with any merger, consolidation or amalgamation, or of any entity of the type described in clause (2) or (3) of the definition of “Excluded Subsidiary”;
     (19) consumption of jet fuel, oil and all other liquids, gases, objects and articles that are by their nature consumed in the ordinary course of business;
     (20) the Disposition of products and services, including certificates, vouchers, frequent flyer miles or other evidence of a right to receive free or discounted products or services that do not constitute Collateral, associated with any marketing, sales or customer programs conducted in the ordinary course of business;

     (21) the Disposition of assets or rights that do not constitute Collateral to any pension plan, retirement plans, disability plans or other employee benefit plans maintained by the Parent or any Restricted Subsidiary (or of which any employee of the Parent or any Restricted Subsidiary is a beneficiary in accordance with any collective bargaining agreement);
     (22) any retiming or other adjustment of the time or time period for landing or takeoff with respect to any Slot (whether accomplished by modification, substitution or exchange) for which no consideration is received by the Company or any of its Affiliates provided that in the event that any such retiming or other adjustment of the time or time period for landing or takeoff with respect to any Slot shall be deemed to constitute a new Slot, such new Slot shall not constitute consideration received by the Company or any of its Affiliates for purposes of this clause (22);
     (23) any Disposition of a Route Authority, Slot or Gate Leasehold resulting from any legislation, regulation, policy or other action of the FAA, the DOT, any applicable Foreign Aviation Authority, Airport Authority or any other Governmental Authority that affects the existence, availability or value of properties or rights of the same type as the Route Authorities, Slots or Gate Leaseholds to air carriers generally (and not solely to the Company), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport and for which no consideration is received by the Company or any of its Affiliates, provided that any other Route Authority, Slot or Gate Leasehold, as the case may be, received by the Company or any of its Affiliates in connection with such Disposition shall not constitute consideration;
     (24) Dispositions of property or assets in connection with the outsourcing of services requiring the use of such property or assets to the Person providing such services; and
     (25) any Disposition resulting from an Event of Loss with respect to any aircraft, airframe, engine or spare engine that constitutes Collateral if the Grantor is replacing such aircraft, airframe, engine or spare engine in accordance with the terms of the applicable Aircraft Security Agreement.
          “Asset Sale Offer” has the meaning assigned to that term in Section 4.10(d) hereof.
          “Authentication Order” has the meaning assigned to that term in Section 2.02 hereof.
          “Avitas” means Avitas, Inc.
          “Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.
          “Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time and any successor statute.
          “Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “BK” means BK Associates, Inc.
          “Board of Directors” means:
     (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
     (2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
     (3) with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
     (4) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue on such payment for the intervening period.
          “Calculation Date” has the meaning assigned to that term in the definition of “Fixed Charge Coverage Ratio”.
          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing clauses (1) through (4) any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
     “Cash Equivalents” means:
     (1) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within three years from the date of acquisition thereof;
     (2) direct obligations of state and local government entities, in each case maturing within three years from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
     (3) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted-average life of three years or less from the date of acquisition thereof;
     (4) Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
     (5) Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within three years from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
     (6) fully collateralized repurchase agreements with counterparties whose long term debt is rated not less than A- by S&P and A3 by Moody’s and with a term of not more than six months;
     (7) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
     (8) money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, and (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s;
     (9) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
     (10) securities with maturities of three years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; and
     (11) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
     “Certificate Delivery Date” has the meaning assigned to that term in Section 4.20 hereof.
     “Certificated Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Increases or Decreases in the Global Note” attached thereto.
     “Change of Control” means the occurrence of any of the following:
     (1) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Subsidiaries taken as a whole, or the

Company and its Subsidiaries taken as a whole, to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
     (2) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent or the Company (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2), (A) any such transaction where the Voting Stock of the Parent or the Company, as applicable (measured by voting power rather than number of shares), outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares), or (B) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Parent or the Company with or into, any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case under this clause (B), if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares); or
     (3) during any period of up to 24 consecutive months, a majority of the Board of Directors (excluding vacant seats) of the Parent or the Company shall cease to consist of Continuing Directors.
          “Change of Control Offer” has the meaning assigned to that term in Section 4.15(a) hereof.
          “Change of Control Payment” has the meaning assigned to that term in Section 4.15(a) hereof.
          “Change of Control Payment Date” has the meaning assigned to that term in Section 4.15(a) hereof.
          “Class” means (1) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together, and (2) in the case of Junior Lien Debt, the Flyer Miles Debt.
          “Clearstream” means Clearstream Banking, S.A. or any successor thereto.
          “Collateral” means the assets and properties of each Grantor upon which Secured Debt Liens have been granted to the Collateral Trustee to secure the Secured Debt Obligations (including, without limitation, any Qualified Replacement Assets and Cure Collateral), together with all proceeds of the foregoing (including, without limitation, proceeds from dispositions of the foregoing deposited into the Collateral Proceeds Account held by the Collateral Trustee).
          “Collateral Proceeds Account” has the meaning assigned to that term in Section 4.10(a) hereof.

          “Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Company, the other Grantors from time to time party thereto, the Trustee, the Junior Lien Representative with respect to the Flyer Miles Obligations and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.
          “Collateral Trust Joinder” means an agreement substantially in the form of Exhibit B to the Collateral Trust Agreement relating to any additional Priority Lien Debt.
          “Collateral Trustee” means Wilmington Trust Company, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.
          “Company” means American Airlines, Inc., a Delaware corporation, and any and all successors pursuant to Section 5.02 hereof.
          “Consolidated EBITDAR” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
     (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect to the exclusions listed in the definition of “Asset Sale”), to the extent such losses were deducted in computing such Consolidated Net Income; plus
     (2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
     (3) the Fixed Charges of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
     (4) any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries to the extent that such losses were deducted in computing such Consolidated Net Income; plus
     (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

     (6) extraordinary, nonrecurring or unusual losses (including charges with respect to the grounding or retirement of aircraft) to the extent that such losses were deducted in computing such Consolidated Net Income; plus
     (7) the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus
     (8) deductions for grants to any employee of the Parent or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus
     (9) any net loss arising from the sale, exchange or other disposition of capital assets by the Parent or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus
     (10) any losses arising under fuel hedging arrangements entered into prior to the date of this Indenture and any losses actually realized under fuel hedging arrangements entered into after the date of this Indenture, in each case to the extent deducted in computing such Consolidated Net Income; plus
     (11) cash restructuring charges in an aggregate amount not to exceed $15.0 million in any fiscal year to the extent such charges were deducted in computing such Consolidated Net Income; plus
     (12) all cost-savings, integration costs, transactional costs, expenses and charges incurred in connection with the consummation of any transaction related to any permitted acquisition, merger, disposition, issuance of Indebtedness, issuance of Equity Interests, or any Investment, in each case, to the extent (a) permitted under this Indenture and (b) deducted in computing such Consolidated Net Income; plus
     (13) proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus
     (14) any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; plus
     (15) proceeds from sales of miles to third party business partners during such period to the extent not already included in computing such Consolidated Net Income; plus
     (16) costs and expenses, including fees, incurred directly in connection with the consummation of the offering of the Notes as described in the Offering Memorandum to the extent deducted in computing such Consolidated Net Income; minus

     (17) non-cash items, other than the accrual of revenue in the ordinary course of business, to the extent such amount increased such Consolidated Net Income; minus
     (18) the sum of (A) income tax credits, (B) interest income and (C) extraordinary, non-recurring or unusual gains included in computing such Consolidated Net Income; minus
     (19) any amount included in the calculation of Consolidated EBITDAR in a prior period under clause (15) of this definition to the extent that such amount is recognized as revenue in computing Consolidated Net Income for such current period, in each case, determined on a consolidated basis in accordance with GAAP.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:
     (1) all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Asset Sale (without giving effect to the exclusions listed in the definition of “Asset Sale”) or the disposition of securities or the early extinguishment of Indebtedness, together with any related provision for taxes on any such gain, will be excluded;
     (2) the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
     (3) the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not permitted, at the date of determination, without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
     (4) the cumulative effect of a change in accounting principles will be excluded;
     (5) the effect of non-cash gains and losses resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133, will be excluded;

     (6) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;
     (7) the effect of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the date of this Indenture resulting from the application at SFAS Nos. 141, 142 or 144 (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and
     (8) any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.
          “continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.
          “Continuing Directors” means, as of any date or for any period of determination, any member of the Board of Directors of the Company or the Parent, as applicable, who:
     (1) was a member of such Board of Directors on the first day of such period; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.
          “Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof and for purposes of Sections 2.03 and 4.02 hereof, such office shall also mean the office or agency of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005, or such other address as to which the Trustee may from time to time give notice to the Company.
          “Covenant Defeasance” has the meaning assigned to that term in Section 8.03 hereof.
          “Credit Facilities” means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.
          “Cure Collateral” means (a) cash or Permitted Investments pledged to the Collateral Trustee pursuant to the applicable Security Document, (b) additional Route Authorities, Slots and/or Gate Leaseholds pledged to the Collateral Trustee pursuant to supplement(s) to the SGR Security Agreements describing such additional Route Authorities, Slots and/or Gate Leaseholds (in the case of Slots or Gate Leaseholds, associated with any additional Scheduled Service designated in such supplement(s)), (c) aircraft or spare engines pledged to the Collateral Trustee pursuant to Aircraft Security Agreement(s) and (d) ground support equipment, flight simulators, flight training devices, spare parts, QEC Kits or Real Property Assets located in the United States pledged to the Collateral Trustee pursuant to security agreement(s) (or mortgage(s) in the case of Real Property Assets) in a form reasonably satisfactory to the Collateral Trustee.
          “Custodian” means the Trustee, as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
          “Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Delayed Appraisal” has the meaning assigned to that term in Section 4.19 hereof.
          “Delayed Appraisal Certificate” has the meaning assigned to that term in Section 4.19 hereof.
          “Delayed Appraisal Period” has the meaning assigned to that term in Section 4.19 hereof.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Noncash Consideration” means any non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, which Officer’s Certificate shall set forth the Fair Market Value of such Designated Noncash Consideration and the basis for determining such Fair Market Value.
          “Discharge of Priority Lien Obligations” means the occurrence of all of the following:
     (1) payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt; and

     (2) payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).
          “Disposition” has the meaning assigned to that term in clause (1) of the definition of “Asset Sale” and “Disposed of” has the correlative meaning.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Parent and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
          “Domestic Subsidiary” means any Restricted Subsidiary of the Parent that was formed under the laws of the United States or any state of the United States or the District of Columbia.
          “DOT” means the United States Department of Transportation and any successor thereto.
          “DTC” has the meaning assigned to that term in Section 2.03 hereof.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Equity Offering” means any public or private sale either: (a) of Qualifying Equity Interests by the Parent (other than to a Subsidiary of the Parent or pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Parent) or (b) of Equity Interests of a direct or indirect parent entity of the Parent (other than to the Parent or a Subsidiary of the Parent), in each case to the extent that the net proceeds therefrom are contributed to the equity capital of the Company.

          “Euroclear” means Euroclear Bank, S.A.N.V., as operator of the Euroclear system, or any successor thereto.
          “Event of Default” has the meaning assigned to that term in Section 6.01 hereof.
          “Event of Loss” with respect to an aircraft, airframe, engine or spare engine pledged to the Collateral Trustee as Cure Collateral or Qualified Replacement Assets means any of the following events with respect to such property:
     (1) the loss of such property or of the use thereof due to destruction, damage to such property beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;
     (2) any damage to such property that results in an insurance settlement with respect to such property on the basis of a total loss or a compromised or constructive total loss;
     (3) the theft, hijacking or disappearance of such property for a period exceeding 180 consecutive days;
     (4) the requisition for use of such property by any government (other than a requisition for use by the government of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States or the government of the country of registry of the related aircraft) that results in the loss of possession of such property by the Grantor (or any lessee) for a period exceeding 12 consecutive months;
     (5) any requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention (excluding requisition for use not involving a requisition of title) for any reason of such aircraft, airframe, engine or spare engine, as applicable, by any government that results in the loss of title or use of such aircraft, airframe, engine or spare engine, as applicable, by the Grantor (or any lessee) for a period in excess of 180 consecutive days;
     (6) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of such aircraft or airframe in the normal business of air transportation is prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Grantor is diligently carrying forward all steps that are necessary or desirable to permit the normal use of such aircraft or airframe or, in any event, if such use is prohibited for a period of three consecutive years; and
     (7) with respect to any such engine or spare engine only, any divestiture of title to or interest in such engine or spare engine or, in certain circumstances, the installation of such engine or spare engine on an airframe that is subject to a conditional sale or other security agreement or the requisition for use of by any government of such engine not then installed on the related airframe.

          “Excess Proceeds” has the meaning assigned to that term in Section 4.10(d) hereof.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Excluded Contributions” means net cash proceeds received by the Parent after the date of this Indenture from:
     (1) contributions to its common equity capital (other than from any Subsidiary); or
     (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent or any Subsidiary) of Qualifying Equity Interests,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4.07 hereof.
          “Excluded Subsidiary” means (1) each Subsidiary of the Parent that is a captive insurance company, (2) each Subsidiary of the Parent that is formed or exists for purposes relating to the investment in one or more tranches of Indebtedness of any other Subsidiary, other tranches of which have been (or are to be) offered in whole or in part to Persons who are not Affiliates of the Parent and (3) American Eagle.
          “Existing Indebtedness” means all Indebtedness of the Parent and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of “Permitted Debt”) in existence on the date of this Indenture, until such amounts are repaid.
          “FAA” means the United States Federal Aviation Administration and any successor thereto.
          “FAA Slot” has the meaning assigned to such term in the SGR Security Agreements.
          “Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company (unless otherwise provided in this Indenture); provided that any such officer of the Company shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDAR of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted

Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and certified in an Officer’s Certificate delivered to the Trustee) to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
     (1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and certified in an Officer’s Certificate delivered to the Trustee, and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;
     (2) the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
     (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
     (4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
     (5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
     (6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
     (1) the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash; plus
     (2) the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus
     (3) any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus
     (4) the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Parent or a Restricted Subsidiary of the Parent, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus
     (5) the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, all as determined on a consolidated basis in accordance with GAAP.
          “Flyer Miles Debt” means, at any time of determination, the portion of the Flyer Miles Obligations that would appear at such time as a liability on the balance sheet of the Company in accordance with GAAP, as in effect on, and as applied by the Company as of, the date of this Indenture. The principal amount of the Flyer Miles Debt shall be equal to the amount of such liability.
          “Flyer Miles Documents” means the Flyer Miles Participation Agreement, the License Agreement dated as of September 16, 2009 between the Company and Citibank (South Dakota), N.A. entered into in connection with the Flyer Miles Participation Agreement, the AADVANTAGE Program Security Agreement dated as of September 16, 2009 between Citibank (South Dakota), N.A. and the Company and each document required pursuant to any such document and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) the Flyer Miles Obligations, in each case as amended, restated, modified, supplemented, replaced or extended from time to time.

          “Flyer Miles Obligations” means, as at any date of determination, all payment and performance obligations of the Company under the Flyer Miles Participation Agreement.
          “Flyer Miles Participation Agreement” means the AADVANTAGE Participation Agreement between the Company and Citibank (South Dakota), N.A., effective as of June 10, 2008, as amended, restated, modified, supplemented, replaced or extended from time to time.
          “Foreign Aviation Authority” has the meaning assigned to such term in the SGR Security Agreements.
          “Foreign Slot” has the meaning assigned to such term in the SGR Security Agreements.
          “GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession; and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Notwithstanding the foregoing definition, with respect to leases (whether or not they are required to be capitalized on a Person’s balance sheet under generally accepted accounting principles in the United States of America in effect as of the date of this Indenture) and with respect to financial matters related to leases, including assets, liabilities and items of income and expense, “GAAP” shall mean (other than for purposes of Section 4.03 hereof), and determinations and calculations shall be made in accordance with, generally accepted accounting principles in the United States of America, which are in effect as of the date of the indenture.
          “Gate Leasehold” has the meaning assigned to such term in the SGR Security Agreements.
          “Global Note Legend” means the legend set forth in Section 2.06(f)(3) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Increases or Decreases in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06(b)(3) or 2.06(b)(4) or 2.06(d)(2) hereof.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency (including without limitation the DOT and the FAA), authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government (including any supra-national bodies such as the European Union). Governmental Authority shall not include any Person in its capacity as an Airport Authority.
          “Grantor” means the Company and any other Person (if any) that pledges any Collateral under the Security Documents to secure any Secured Debt Obligation.
          “Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
          “Guarantor” means the Parent and any Subsidiary of the Parent that guarantees the Notes in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:
     (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
     (2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
     (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding clauses in purchase agreements and maintenance agreements pertaining to future prices.
          “Holder” means a Person in whose name a Note is registered.
          “IATA” means the International Air Transport Association or any successor thereto.
          “Immaterial Subsidiary” means one or more Subsidiaries of the Parent (other than any Subsidiary that is an obligor on the Notes, any Excluded Subsidiary, any Subsidiary that is not a Domestic Subsidiary, any Receivables Subsidiary and American Eagle) so long as (1) the assets of all such Subsidiaries constitute, in the aggregate, no more than 2.50% of the total consolidated tangible assets of the Parent and its Subsidiaries on a consolidated basis (as determined as of the last day of the most recent fiscal quarter of the Parent for which internal financial statements are available) and (2) the revenues of such Subsidiaries account for no more than 2.50% of the total revenues of the Parent and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Parent for which internal financial statements are available; provided that a Subsidiary will not be considered to be an Immaterial Subsidiary if it (i) directly or indirectly, guarantees, or pledges any property or assets to secure, any Secured Debt Obligations or (ii) owns any assets that constitute Collateral.
          “incur” has the meaning set forth in Section 4.09(a) hereof.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding air traffic liability, accrued expenses and trade payables), whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
     (3) in respect of banker’s acceptances;
     (4) representing Capital Lease Obligations;
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and excluding in any event trade payables arising in the ordinary course of business; or
     (6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP and, in the case of the Company, shall include the Flyer Miles Debt. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
          For the avoidance of doubt, (a) Banking Product Obligations, (b) obligations under leases (other than leases determined to be Capital Lease Obligations under GAAP as in effect on the date of this Indenture) and (c) obligations to fund pension plans do not constitute Indebtedness, whether or not such obligations would appear as a liability upon a balance sheet of a specified Person.

          “Indenture” means this Indenture, as amended, amended and restated, adjusted, supplemented or otherwise modified from time to time.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” means the first $1,000,000,000 aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.
          “Initial Purchasers” means Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.
          “insolvency or liquidation proceeding” means:
     (1) any case commenced by or against any Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Grantor, any receivership or assignment for the benefit of creditors relating to any Grantor or any similar case or proceeding relative to any Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of any Grantor are determined and any payment or distribution is or may be made on account of such claims.
          “Investments” means, with respect to any Person, all direct or indirect investments made from and after the date of this Indenture by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent or any Restricted Subsidiary of the Parent sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Parent after the date of this Indenture such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Parent, the Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the fourth to last paragraph of Section 4.07 hereof. Notwithstanding the foregoing, any Equity Interests retained by the Parent or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off’ of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Parent or any Restricted Subsidiary of the Parent after the date of this Indenture of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the fourth to last paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
          “Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Junior Lien Obligations.
          “Junior Lien Debt” means the Flyer Miles Debt.
          “Junior Lien Documents” means, collectively, the Flyer Miles Documents.
          “Junior Lien Obligations” means the Flyer Miles Obligations.
          “Junior Lien Representative” means Citibank (South Dakota), N.A., as representative of the holders of rights to the Flyer Miles Obligations.
          “Legal Defeasance” has the meaning assigned to that term in Section 8.02 hereof.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any transaction pursuant to clause (13) of the definition of “Asset Sale”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Lien Sharing and Priority Confirmation” means, as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt, as set forth in the indenture governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:
(a)	that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by any Grantor to the Collateral Trustee to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)	that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority

Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)	consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents.
          “Margin Stock” has the meaning assigned to such term within Regulation U of the Board of Governors of the Federal Reserve System of the United States.
          “Material Adverse Effect” means a material adverse effect on the Collateral, taken as a whole.
          “MBA” means Morten Beyer & Agnew.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Parent or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any Designated Noncash Consideration or other non-cash consideration received in any Asset Sale), net of: (a) the direct costs and expenses relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established or to be established, in each case, in accordance with GAAP; (c) all payments made or to be made on any Indebtedness (other than Secured Debt) that is secured by a Permitted Lien on the assets subject to such Asset Sale, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale; (d) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and (e) any portion of the purchase price from an Asset Sale placed in escrow pursuant to the terms of such Asset Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale) until the termination of such escrow.
          “Non-Recourse Debt” means Indebtedness:
     (1) as to which neither the Parent nor any of its Restricted Subsidiaries (A) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable as a guarantor or otherwise; and

     (2) as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Parent or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).
          “Non-U.S. Person” means a Person who is not a U.S. Person.
          “Note Documents” means this Indenture, the Notes, each Note Guarantee and the Security Documents.
          “Note Guarantee” means the Guarantee set forth in this Indenture.
          “Notes” has the meaning assigned to that term in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
          “Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in such Indebtedness, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.
          “Offer Amount” has the meaning assigned to that term in Section 3.09.
          “Offer Period” has the meaning assigned to that term in Section 3.09 hereof.
          “Offering Memorandum” means the offering memorandum, dated as of March 9, 2011, prepared in connection with the sale and distribution of the Notes.
          “Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer or any Assistant Treasurer.
          “Officer’s Certificate” means a certificate delivered by the Company on its own behalf or on behalf of an Affiliate of the Company signed by any one of the following officers of the Company: the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary, the Treasurer or any Assistant Treasurer.
          “Opinion of Counsel” means a written opinion from legal counsel that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.
          “Other Offer Notes” has the meaning assigned to that term in Section 4.10(d) hereof.

          “Parent” means AMR Corporation, a Delaware corporation.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Paying Agent” has the meaning assigned to that term in Section 2.03 hereof.
          “Payment Default” means a Default under clause (1) or (2) of Section 6.01 hereof.
          “Permitted Business” means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the businesses in which the Parent and its Restricted Subsidiaries are engaged on the date of this Indenture.
          “Permitted Debt” has the meaning assigned to such term in Section 4.09(b) hereof.
          “Permitted Investments” means:
     (1) any Investment in the Parent or in a Restricted Subsidiary of the Parent;
     (2) any Investment in cash, Cash Equivalents and any foreign equivalents;
     (3) any Investment by the Parent or any Restricted Subsidiary of the Parent in a Person, if as a result of such Investment:
(a)	such Person becomes a Restricted Subsidiary of the Parent; or

(b)	such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary of the Parent;
     (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale (or other Disposition) that was made pursuant to and in compliance with Section 4.10 hereof;
     (5) any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;
     (6) any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (B) litigation, arbitration or other disputes;

     (7) Investments represented by Hedging Obligations (including any cash collateral or other collateral that does not constitute Collateral provided to or by the Parent or any of its Restricted Subsidiaries in connection with any Hedging Obligation);
     (8) loans or advances to officers, directors or employees made in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent in an aggregate principal amount not to exceed $10.0 million at any one time outstanding;
     (9) repurchases of the Notes;
     (10) any guarantee of Indebtedness permitted to be incurred pursuant to Section 4.09 hereof other than a guarantee of Indebtedness of an Affiliate of the Parent that is not a Restricted Subsidiary of the Parent;
     (11) any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (A) as required by the terms of such Investment as in existence on the date of this Indenture or (B) as otherwise permitted under this Indenture;
     (12) Investments acquired after the date of this Indenture as a result of the acquisition by the Parent or any Restricted Subsidiary of the Parent of another Person, including by way of a merger, amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
     (13) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Parent or a Subsidiary of the Parent in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
     (14) accounts receivable arising in the ordinary course of business;
     (15) Investments in connection with outsourcing initiatives in the ordinary course of business; guarantees incurred in the ordinary course of business of obligations that do not constitute Indebtedness of any regional air carrier doing business with any of the Parent’s Restricted Subsidiaries in connection with the regional air carrier’s business with such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Parent or any of its Restricted Subsidiaries provides ground handling services;
     (16) Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed $750.0 million at any one time outstanding in connection with (A) travel or airline related businesses made in connection with marketing and promotion agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortiums, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to parts management systems and other similar agreements or (B) joint ventures in existence on the date of this Indenture or formed thereafter; and
     (17) other Investments in any Person that do not involve properties or assets that constitute Collateral, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, not to exceed 3.0% of the total consolidated tangible assets of the Parent and its Restricted Subsidiaries at the time of such Investment.
          “Permitted Liens” means:
     (1) Priority Liens held by the Collateral Trustee securing (A) Priority Lien Debt in an aggregate principal amount (as of the date of incurrence of any Priority Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Priority Lien Cap and (B) all other Priority Lien Obligations;
     (2) Junior Liens held by the Collateral Trustee securing (A)(i) Junior Lien Debt (including all Permitted Refinancing Indebtedness secured by a Junior Lien permitted by clause (A)(ii) below) in an aggregate principal amount (as of the date of incurrence of any such Junior Lien Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Subordinated Lien Cap and (ii) Permitted Refinancing Indebtedness the proceeds of which are applied to renew, refund, extend, refinance, replace, defease or discharge any Junior Lien Debt or other Junior Lien Obligations and (B) all other Junior Lien Obligations; provided that all such Junior Liens contemplated by this clause (2) are made junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement;
     (3) Liens for taxes, assessments or governmental charges or claims not yet overdue or being contested in good faith by appropriate proceedings promptly instituted and diligently pursued; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
     (4) Liens imposed by law, including carriers’, warehousemen’s, landlord’s, mechanics’, repairmen’s, employees’ or other like Liens, in each case, incurred in the ordinary course of business;
     (5) Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

     (6) Liens created for the benefit of (or to secure) the Notes (or the Note Guarantees);
     (7) Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction,” incurred in connection with a Qualified Receivables Transaction;
     (8) (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to Cure Collateral, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Collateral Proceeds Account;
     (9) licenses, sublicenses, leases and subleases by the Company as they relate to any aircraft, airframe, engine or any Cure Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of the Parent and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject to the Liens granted to the Collateral Trustee pursuant to the Security Documents or (B) otherwise expressly permitted by the Security Documents;
     (10) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, reservations, encroachments, land use restrictions, encumbrances or other similar matters and title defects, in each case as they relate to Real Property Assets, which (A) do not interfere materially with the ordinary conduct of the business of the Company or its utilization of such property, (B) do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company and (C) do not materially adversely affect the marketability of the applicable property;
     (11) salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine or any Cure Collateral, if any;
     (12) in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
     (13) Liens incurred in the ordinary course of business of the Parent or any Restricted Subsidiary of the Parent with respect to obligations that do not exceed $10.0 million at any one time outstanding;
     (14) Liens on Collateral directly resulting from (x) any Disposition of such Collateral that does not constitute, or is deemed not to be, an Asset Sale, or (y) any Sale of such Collateral in compliance with Section 4.10 hereof;
     (15) any Transfer Restriction that applies to the transfer or assignment (other than the pledge, grant or creation of a security interest or mortgage) of any asset, right or property constituting Collateral;

     (16) with respect to engines (including spare engines) or parts (including spare parts), Liens relating to any pooling, exchange, interchange, borrowing or maintenance servicing agreement or arrangement customary in the airline industry and entered into in the ordinary course of business; or
     (17) with respect to spare parts, purchase money security interest Liens held by a vendor for goods purchased from such vendor, in each case arising in the ordinary course of business and for which the Company or the applicable Grantor pays such vendor within 60 days of such purchase.
          “Permitted Person” has the meaning assigned to that term in the definition of “Change of Control”.
          “Permitted Refinancing Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries incurred in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge (collectively, “refinance”), other Indebtedness of any of the Parent or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
     (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness refinanced (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the “preceding amount”)); provided however that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness that was not incurred pursuant to the proviso to Section 4.09(a) hereof and is secured by assets constituting or including the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness may be in an amount that does not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);
     (2) if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced or (B) more than 60 days after the final maturity date of the Notes;
     (3) if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being refinanced;
     (4) no Restricted Subsidiary that is not an obligor on the Notes shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such Restricted Subsidiary was an obligor with respect to the Indebtedness being refinanced; and
     (5) notwithstanding that the Indebtedness being refinanced may have been repaid or discharged by the Parent or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such repayment or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.
          “Person” means any person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity and, for the avoidance of doubt, includes the DOT, the FAA, any Airport Authority, any Foreign Aviation Authority and any other Governmental Authority.
          “Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date.
          “Pledged Route Authorities” means, as of any date, the Route Authorities included in the Collateral as of such date.
          “Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date.
          “Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of any Grantor to secure Priority Lien Obligations.
          “Priority Lien Cap” means $1.3 billion (plus the aggregate amount of accrued interest and the amount of all fees and expenses, including premiums, paid or incurred in connection with any refunding, replacement or other refinancing of Priority Lien Debt with the proceeds of other Priority Lien Debt that was permitted to be incurred under this Indenture), minus the aggregate amount of all Net Proceeds of any Sale of Collateral applied by the Company since the date of this Indenture to repay or redeem Notes pursuant to Section 4.10 hereof, and minus the principal amount of any Permitted Refinancing Indebtedness not constituting Priority Lien Debt the proceeds of which are applied to refinance, refund, repay, redeem, defease or otherwise acquire or retire for value any Priority Lien Debt.
          “Priority Lien Debt” means:
     (1) Indebtedness represented by the Notes; and
     (2) Indebtedness represented by other notes issued under any indenture (x) that are secured equally and ratably with the Notes then outstanding (if any) and all other

Priority Lien Debt then outstanding (if any) or, (y) in the case of a refinancing in whole of all Priority Lien Debt (including any Notes) then outstanding, that are secured (in either case of clause (x) or (y)) on a priority basis by a Priority Lien that is permitted to be incurred and so secured under each applicable Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (2), that:
(a)	on or before the date on which such future Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officer’s Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b)	the Priority Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.9(b) of the Collateral Trust Agreement and such Indebtedness is governed by an agreement that includes a Lien Sharing and Priority Confirmation;

(c)	all requirements set forth in Section 3.9 of the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Priority Lien to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officer’s Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”); and

(d)	such other notes shall have a maturity date on or after the latest maturity date for the Notes and such other notes shall have substantially the same Specified Covenants as the Notes, as such covenants may be modified as deemed necessary or appropriate in the reasonable judgment of an officer of the Company to take into account differences (between the Notes and such other notes) in the tenor, maturity date, interest rate, original issue discount and original aggregate principal amount.
          “Priority Lien Debt Value Ratio” means, with respect to any date, the ratio of (1) the aggregate Appraised Value of Collateral with respect to such date to (2) the aggregate principal amount of Priority Lien Debt outstanding as of such date.
          “Priority Lien Documents” means this Indenture or any other agreement pursuant to which any Priority Lien Debt is incurred and the Security Documents relating to such Priority Lien Debt.
          “Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt.

          “Priority Lien Representative” means (a) in the case of the Notes, the Trustee or (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the agreement governing such Series of Priority Lien Debt, and who has executed a Collateral Trust Joinder.
          “Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise expressly permitted by the provisions of this Indenture.
          “Pro Forma Priority Lien Debt Amount” has the meaning assigned to that term in Section 4.09(b)(1) hereof.
          “Purchase Date” has the meaning assigned to that term in Section 3.09 hereof.
          “QEC Kits” means the quick engine change kits of any Grantor.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Parent or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Parent or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
          “Qualified Replacement Assets” means (a) cash or Permitted Investments pledged to the Collateral Trustee pursuant to the applicable Security Document, (b) additional Route Authorities, Slots and/or Gate Leaseholds pledged to the Collateral Trustee pursuant to supplement(s) to the SGR Security Agreements describing such additional Route Authorities, Slots and/or Gate Leaseholds (in the case of Slots or Gate Leaseholds, associated with any additional Scheduled Service designated in such supplement(s)), and (c) aircraft or spare engines pledged to the Collateral Trustee pursuant to Aircraft Security Agreement(s).
          “Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.
          “Quarterly PLDV Ratio Certificate” has the meaning assigned to that term in Section 4.20 hereof.

          “Quarterly Ratio Cure Certificate” has the meaning assigned to that term in Section 4.20 hereof.
          “Real Estate Mortgages” means, collectively, each mortgage granted on Real Property Assets pursuant to the terms of this Indenture, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
          “Real Property Assets” means those certain parcels of real property owned in fee by the Company or any other Person and located in the United States, together with, in each case, all buildings, improvements, facilities, appurtenant fixtures and equipment, easements and other property and rights incidental or appurtenant to the ownership of such parcel of real property (as each such real property is more particularly described in the applicable Real Estate Mortgage) (including, without limitation, all collateral described in the applicable Real Estate Mortgage) and, from time to time, all Collateral identified in a Real Estate Mortgage granted pursuant to the terms of this Indenture and designated as Cure Collateral in accordance with Section 4.19 or 4.20 hereof.
          “Receivables Subsidiary” means a Subsidiary of the Parent which engages in no activities other than in connection with the financing or securitization of accounts receivable ticket receivables, sales of frequent flyer miles, and other present and future revenues and receivables and which is designated by the Board of Directors of the Parent (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Parent or any Restricted Subsidiary of the Parent (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Parent or any Restricted Subsidiary of the Parent in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Parent or any Subsidiary of the Parent (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Parent nor any Subsidiary of the Parent has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Parent or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Parent nor any Subsidiary of the Parent has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Parent will be evidenced to the trustee by filing with the trustee a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
          “Reference Date” has the meaning assigned to that term in Section 4.20 hereof.
          “Registrar” has the meaning assigned to that term in Section 2.03 hereof.
          “Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in an initial denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
          “Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Restricted Certificated Note” means a Certificated Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Payment” has the meaning assigned to that term in Section 4.07(a) hereof.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
          “Route Authorities” has the meaning assigned to such term in the SGR Security Agreements.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.

          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
          “Sale Leaseback Transaction” means an arrangement relating to property owned by the Parent or a Restricted Subsidiary on the date of this Indenture or thereafter acquired by the Parent or a Restricted Subsidiary whereby the Parent or a Restricted Subsidiary transfers such property to a Person and any of the Parent or a Restricted Subsidiary leases it from such Person (or from a lessee or transferee of such Person).
          “Sale of a Grantor” means any Asset Sale to the extent involving an issuance, sale, lease, conveyance or other disposition of the Capital Stock of a Grantor other than (1) an issuance of Equity Interests by a Grantor to either of the Parent or another Restricted Subsidiary of the Parent, and (2) an issuance of directors’ qualifying shares.
          “Sale of Collateral” means any Asset Sale to the extent involving a Disposition of Collateral.
          “Sale of Collateral Consideration” has the meaning assigned to that term in Section 4.10(a)(4)(B)(ii) hereof.
          “Sale of Collateral Cure Certificate” has the meaning assigned to that term in Section 4. 10(a)(4)(B)(i) hereof.
          “Sale of Collateral Offer” has the meaning assigned to that term in Section 4.10(a)(4)(B)(iii) hereof.
          “Scheduled Services” has the meaning assigned to such term in the SGR Security Agreements.
          “SEC” means the Securities and Exchange Commission.
          “Secured Debt” means Priority Lien Debt and Junior Lien Debt.
          “Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.
          “Secured Debt Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Company or any Guarantor to secure Secured Debt Obligations.
          “Secured Debt Obligations” means Priority Lien Obligations and Junior Lien Obligations.
          “Secured Debt Representative” means the Junior Lien Representative and each Priority Lien Representative.

          “Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Security Documents” means the Collateral Trust Agreement, each Collateral Trust Joinder, the Account Control Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by any Grantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of the Secured Parties, in each case, as amended, amended and restated, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement.
          “Series of Priority Lien Debt” means, severally, the Notes and any other notes under any other indenture that constitute Priority Lien Obligations.
          “Series of Secured Debt” means, severally, the Flyer Miles Debt and each Series of Priority Lien Debt.
          “SGR Security Agreements” means the security agreements with respect to the Pledged Route Authorities, Pledged Slots and Pledged Gate Leaseholds entered into by the Company and the Collateral Trustee on the date of this Indenture, as amended, restated, modified, supplemented, replaced or extended from time to time.
          “SH&E” means SH&E, Inc.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date of this Indenture.
          “Slot” has the meaning assigned to such term in the SGR Security Agreements.
          “Special Interest” means additional interest on all outstanding Notes in an amount equal to 2.0% per annum of the principal amount of such Notes, payable as described (a) in clause (4)(B)(i) of Section 4.10(a) hereof, (b) in Section 4.19 hereof, and (c) in Section 4.20 hereof; provided that in no event will the aggregate amount of Special Interest payable at any one time pursuant to clauses (a), (b) and (c) above together exceed 2.0% per annum of the principal amount of such Notes. For the avoidance of doubt, payments of Special Interest payable pursuant to clauses (a), (b) and (c) above are independent obligations governed by separate provisions of this Indenture and the termination of the obligation to pay Special Interest under one such provision does not automatically terminate the obligation to pay Special Interest under the other provisions. Special Interest payable pursuant to clauses (a), (b) and (c) above will be calculated and paid in the same manner as regular interest is calculated and paid under this Indenture and all references to payments of interest will be deemed to include Special Interest, if applicable.

          “Specified Covenants” means the covenants described in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.17, 4.18 and 5.01 hereof.
          “Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Lien Cap” means, as of any date of determination, the aggregate amount of Junior Lien Debt that may be incurred by any Grantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom, the Total Appraised Value Ratio would be no less than 1.0 to 1.0.
          “Subsidiary” means, at the date of determination, with respect to any specified Person:
     (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
     (2) any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Subsidiary Guarantor” means each Subsidiary that becomes a Guarantor in accordance with this Indenture, but only until its Note Guarantee is released or discharged in accordance with this Indenture.
          “Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any subsequent regulation that amends, supplements or supersedes such provisions.

          “Title 49” means Title 49 of the U.S. Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, as amended from time to time or any subsequent legislation that amends, supplements or supersedes such provisions.
          “Total Appraised Value Ratio” means, as of any date of determination, the ratio of (a) the Appraised Value of the Collateral as of that date to (b) the aggregate principal amount of Secured Debt outstanding as of that date.
          “Transfer Restriction” means any prohibition, restriction or consent requirement, whether arising under contract, applicable law, rule or regulation, or otherwise, relating to the transfer or assignment by the applicable Grantor of, or the pledge, grant, or creation by the applicable Grantor of a security interest or mortgage in, any right, title or interest in any asset, right or property, or any claim, right or benefit arising thereunder or resulting therefrom, if any such transfer or assignment thereof (or any pledge, grant or creation of a security interest or mortgage therein) or any attempt to so transfer, assign, pledge, grant or create, in contravention or violation of any such prohibition or restriction or without any required consent of any Person would (i) constitute a violation of the terms under which the applicable Grantor was granted such right, title or interest or give rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy with respect thereto, (ii) entitle any Governmental Authority or other Person to terminate or suspend any such right, title or interest (or the applicable Grantor’s interest in any agreement or license related thereto), or (iii) be prohibited by or violate any applicable law, rule or regulation, except, in any case, to the extent such “Transfer Restriction” shall be rendered ineffective (both to the extent that it (x) prohibits, restricts or requires consent and (y) gives rise to a default, breach, right of recoupment, claim, defense, termination, right of termination or remedy) by virtue of any applicable law, including, but not limited to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC as in effect, from time to time, in the State of New York, to the extent applicable (or any corresponding sections of the UCC in a jurisdiction other than the State of New York to the extent applicable).
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 15, 2013; provided, however, that if the period from the redemption date to March 15, 2013 is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.
          “Trustee” means U.S. Bank National Association, a national banking association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

          “Unrestricted Certificated Note” means a Certificated Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
          “Unrestricted Subsidiary” means any Subsidiary of the Parent (except the Company) that is designated by the Board of Directors of the Parent as an Unrestricted Subsidiary in compliance with Section 4.18 hereof pursuant to a resolution of the Board of Directors, but only if such Subsidiary:
     (1) has no Indebtedness other than Non-Recourse Debt;
     (2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Parent or any Restricted Subsidiary of the Parent unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent;
     (3) is a Person with respect to which neither the Parent nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;
     (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent or any of its Restricted Subsidiaries; and
     (5) does not own any assets or properties that constitute Collateral.
          “U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
          “Use or Lose Rule” means, with respect to Slots, any applicable utilization requirements issued by the FAA, other Governmental Authorities, any Foreign Aviation Authorities or any Airport Authorities, including the terms of any FAA order in effect at John F. Kennedy International Airport, as may be applicable.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
     (2) the then outstanding principal amount of such Indebtedness.
     SECTION 1.02 Reserved.
     SECTION 1.03 Rules of Construction.
     Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) words in the singular include the plural, and in the plural include the singular;
     (5) “will” shall be interpreted to express a command;
     (6) provisions apply to successive events and transactions;
     (7) “including” means including without limitation;
     (8) references to sections of or rules under any statute will be deemed to include substitute, replacement or successor sections or rules adopted under such statute from time to time;
     (9) unless the context otherwise requires, any references to an “Article,” Section” or “clause’ refers to an Article, Section or clause, as the case may be, of this Indenture;
     (10) unless the context otherwise requires, the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision; and
     (11) all references in this Indenture to a Person shall include successors and permitted assigns of such Person.

ARTICLE II
THE NOTES
          SECTION 2.01 Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors, the Trustee and the Collateral Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Global Notes. Global Notes will be substantially in the form of Exhibit A hereto (including the Global Note Legend set forth in Section 2.06(f) hereof and the “Schedule of Increases or Decreases of Interests in the Global Note” attached thereto). Certificated Notes will be substantially in the form of Exhibit A hereto (but without the Global Note Legend and without the “Schedule of Increases or Decreases in the Global Note” attached thereto). Certificated Notes may only be issued in the limited circumstances described in clauses (1), (2) or (3) of Section 2.06(a) hereof. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream and, in each case, any successor provisions, will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
          SECTION 2.02 Execution and Authentication.
          At least one Officer must sign the Notes for the Company by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

          A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver Notes for original issue that may be validly issued under this Indenture, including any Additional Notes issued pursuant to Section 2.14 hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.
          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders of Notes or an Affiliate of the Company.
          SECTION 2.03 Registrar and Paying Agent.
          The Company will maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Company initially appoints the Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
          SECTION 2.04 Paying Agent to Hold Money in Trust.
          The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of Notes all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.
          SECTION 2.05 Holder Lists.
          The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
          SECTION 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes may be exchanged by the Company for Certificated Notes, in whole but not in part, only if (and otherwise no Certificated Notes shall be issued hereunder):
          (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;
          (2) the Company in its sole discretion determines that the Global Notes should be exchanged for Certificated Notes and delivers a written notice to such effect to the Trustee; or
          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Trustee has received a written request from the Depositary or from the holders of not less than a majority in beneficial interest of the principal amount of such Global Note to issue Certificated Notes.
          Upon the occurrence of any of the preceding events in clauses (1), (2) or (3) of this Section 2.06(a), Certificated Notes may be issued in such names as the Depositary shall instruct the Registrar and the Trustee. The Company, the Registrar, the Paying Agent and the Trustee shall not be liable for any delay in the delivery of such instructions, and may conclusively rely on, and be protected in relying on, such instructions. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except in the limited circumstances described in clauses (1), (2) and (3) of this Section 2.06(a) every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.

          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to the same restrictions on transfer set forth herein with respect to the Restricted Global Notes and as are set forth in the Private Placement Legend. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.
          (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
          (B) upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, both:
     (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Certificated Note in an amount equal to the beneficial interest to be transferred or exchanged; and
     (ii) instructions given by the Depositary to the Registrar and the Trustee containing information regarding the Person in whose name such Certificated Note shall be registered to affect the transfer or exchange referred to in clause (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.
          (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2)(A) above and the Registrar receives the following:
          (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
          (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2)(A) above and:
          (A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certification in item (4) thereof;
and, in each such case set forth in this subparagraph (A), an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.
          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
          (c) Transfer or Exchange of Beneficial Interests for Certificated Notes.
          (1) Beneficial Interests in Restricted Global Notes to Restricted Certificated Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, then, upon receipt by the Registrar of the following documentation:
          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
          (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted

Certificated Note in the appropriate principal amount. Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Restricted Certificated Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (2) Beneficial Interests in Restricted Global Notes to Unrestricted Certificated Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, the holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Certificated Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note only if:
(A) the Registrar receives the following:
     (i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such holder in the form of Exhibit B hereto, including the applicable certification in item (4) thereof;
and, in each such case set forth in this subparagraph (A), an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Certificated Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Certificated Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Certificated Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2)(B) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Certificated Note in the appropriate principal amount. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Certificated Notes to the Persons in whose names such Notes are so registered. Any Certificated Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
          (d) Transfer and Exchange of Certificated Notes for Beneficial Interests.
          (1) Restricted Certificated Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
          (A) if the Holder of such Restricted Certificated Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
          (B) if such Restricted Certificated Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
          (C) if such Restricted Certificated Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
          (D) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or
          (E) if such Restricted Certificated Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Certificated Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

          (2) Restricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Certificated Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) the Registrar receives the following:
     (i) if the Holder of such Certificated Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Certificated Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (3) Unrestricted Certificated Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Certificated Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Certificated Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Certificated Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Certificated Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Certificated Notes so transferred.
          (e) Transfer and Exchange of Certificated Notes for Certificated Notes. Upon the occurrence of any of the events in clauses (1), (2) or (3) of Section 2.06(a) hereof, then, upon request by a Holder of Certificated Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Certificated Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Certificated Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
          (1) Restricted Certificated Notes to Restricted Certificated Notes. Any Restricted Certificated Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Certificated Note if the Registrar receives the following:
          (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
          (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the applicable certification, certificates and opinion of counsel required by item (3) thereof.
          (2) Restricted Certificated Notes to Unrestricted Certificated Notes. Any Restricted Certificated Note may be exchanged by the Holder thereof for an Unrestricted Certificated Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Certificated Note if:
(A) the Registrar and the Company receive the following:
     (i) if the Holder of such Restricted Certificated Notes proposes to exchange such Notes for an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (ii) if the Holder of such Restricted Certificated Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Certificated Note, a certificate from such Holder in the form of Exhibit B hereto, including the applicable certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (A), an opinion of counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (3) Unrestricted Certificated Notes to Unrestricted Certificated Notes. A Holder of Unrestricted Certificated Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Certificated Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Certificated Notes pursuant to the instructions from the Holder thereof.
          (f) Legends. The following legends will appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
          (1) Private Placement Legend. Each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A “TRANSFER”) THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (E) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(D) ABOVE) IT WILL FURNISH TO THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY

IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY, THE HOLDER MUST COMPLETE THE APPROPRIATE CERTIFICATES REQUIRED BY THE INDENTURE RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATES TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER UPON ANY TRANSFER OF THE SECURITIES THAT IS AT LEAST [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AMERICAN AIRLINES, INC. OR ANY AFFILIATE OF AMERICAN AIRLINES, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY). AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.”
          (2) ERISA Legend. Each Global Note will bear a legend in substantially the following form:
BY ITS ACQUISITION OR ACCEPTANCE HEREOF OR ANY INTEREST HEREIN, THE HOLDER HEREOF OR OF SUCH INTEREST REPRESENTS THAT EITHER (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A NON-U.S., GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY U.S. FEDERAL, STATE, LOCAL, OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST HEREIN, OR (B) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE STATUTORY OR ADMINISTRATIVE EXEMPTIONS.
          (3) Global Note Legend. Each Global Note will bear a legend in substantially the following form:
          Each Global Note shall bear the following legend on the face thereof:
“UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER

NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE REFERRED TO HEREIN.”
          Each Regulation S Global Note shall bear the following legend during the Restricted Period (the “Regulation S Restricted Period Legend”):
“EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE “40 DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A “U.S. PERSON” (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT IN COMPLIANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN.”
          (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Certificated Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Certificated Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on the “Schedule of Increases and Decreases in the Global Note” attached to such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase, and any such beneficial interest will cease to be a beneficial interest in such initial Global Note and shall become an interest in such other Global Note.

          (h) General Provisions Relating to Transfers and Exchanges.
          (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate and deliver Global Notes and Certificated Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request; provided that Certificated Notes shall be issuable only in the limited circumstances described in clauses (1), (2) and (3) of Section 2.06(a) hereof; and provided, further, that no Global Notes shall be issuable following the occurrence of any of the events described in clauses (1), (2) or (3) of Section 2.06(a) hereof.
          (2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Certificated Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge or notation payable upon exchange, transfer or notation pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.04 hereof).
          (3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (4) All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes will be the valid obligations of the Company and the Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
          (5) Neither the Registrar nor the Company will be required:
          (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
          (B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
          (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
          (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered in the register of Notes maintained by the Registrar as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7) The Trustee will authenticate Global Notes and Certificated Notes in accordance with the provisions of Section 2.02 hereof.
          (8) All certifications, certificates and opinions of counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
          SECTION 2.07 Replacement Notes.
          In case any temporary or definitive Note shall become mutilated or defaced or be destroyed, lost or stolen, subject to compliance with the following sentence, the Company shall execute, and the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          Upon the issuance of any substitute Note pursuant to the preceding paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender of such Note except in the case of a mutilated or defaced Note), as applicable, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.
          Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder. Every substitute Note issued pursuant to the provisions of this Section 2.07 by virtue of the fact that any Note is mutilated or defaced shall constitute an additional contractual obligation of the Company and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes duly authenticated and delivered hereunder.
          All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
          SECTION 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.
          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of NY UCC).
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
          SECTION 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any Affiliate of the Company or any Guarantor will be disregarded, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned will be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.
          SECTION 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee will, upon receipt of an Authentication Order, authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

          Until such exchange, Holders of temporary Notes will be entitled to all of the rights, benefits and privileges of this Indenture.
          SECTION 2.11 Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and at the written direction of the Company will dispose of canceled Notes in accordance with its then existing procedures therefor (subject to the record retention requirement of the Exchange Act). Certification of such disposal of all canceled Notes will be delivered to the Company upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
          SECTION 2.12 Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.
          SECTION 2.13 CUSIP Numbers.
          The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in any notice issued under this Indenture, including but not limited to notices of redemption, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or other notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption or effect of other such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
          SECTION 2.14 Issuance of Additional Notes.
          After the date of this Indenture, the Company shall be entitled to issue Additional Notes under this Indenture. All the Notes issued under this Indenture shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (a) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
     (b) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.
          SECTION 2.15 Global Securities.
          Neither the Company, the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary except to the extent such action or failure to act is at the request of the Company, the Trustee or such Agent.
          SECTION 2.16 DTC May Grant Proxies, Etc.
          So long as DTC or its nominee is the registered holder of any Global Note, DTC may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the applicable Notes.
ARTICLE III
REDEMPTION AND PREPAYMENT
          SECTION 3.01 Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:
          (1) the clause of such Section 3.07 pursuant to which the redemption shall occur;
          (2) the redemption date;
          (3) the principal amount of Notes to be redeemed; and
          (4) the redemption price.

          If the redemption price is not known at the time such notice is to be given, the redemption price will be set forth in an Officer’s Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date.
          SECTION 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, and the Notes are not Global Notes, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange or depositary requirements.
          In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.
          The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
          SECTION 3.03 Notice of Redemption.
          Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or XI hereof.
          The notice will identify the Notes to be redeemed and will state:
          (1) the redemption date;
          (2) the redemption price;
          (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender (or transfer by book-entry transfer) of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued to the Holder of the original Note upon cancellation of such original Note;
          (4) the name and address of the Paying Agent;
          (5) that Notes called for redemption must be surrendered (or transferred by book-entry transfer) to the Paying Agent to collect the redemption price;
          (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
          (7) the Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
          SECTION 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.
          SECTION 3.05 Deposit of Redemption or Purchase Price.
          On or prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender (or transfer by book entry transfer) for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in Section 4.01 hereof.
          SECTION 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.
          SECTION 3.07 Optional Redemption.
          (a) Except as described in this Section 3.07, the Notes will not be redeemable at the Company’s option prior to March 15, 2013.
          (b) At any time prior to March 15, 2014, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 107.50% of the aggregate principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, thereon to the date of redemption (subject to the rights of the Holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of an Equity Offering; provided that:
          (1) at least 50% of the original aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Parent and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
          (2) the redemption occurs within 90 days of the closing of such Equity Offering.
          (c) At any time prior to March 15, 2013, the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 100% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the date of redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (d) At any time prior to March 15, 2014, the Company may redeem a portion of the Notes, subject to the provisions of Section 3.03 hereof, at a redemption price equal to 103% of the principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date; provided that in no event may the Company redeem more than 10% of the original aggregate principal amount of the Notes during any period of twelve consecutive months.

          (e) On or after March 15, 2013, the Company may on any one or more occasions redeem all or a part of the Notes, subject to the provisions of Section 3.03 hereof, at the redemption prices (expressed as percentages of principal amount on the date of redemption), plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the 12-month period beginning on March 15 of the years set forth below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
2013	105.625%
2014	103.750%
2015 and thereafter	100.000%
          Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.
          (f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.
          (g) At any time when the Company may redeem Notes pursuant to more than one of the provisions of this Section 3.07, the Company at its option may effect such redemption pursuant to any one, or if it so elects more than one, of such provisions. If the Company elects to redeem Notes under more than one such provision, the Company may designate the amount of Notes to be redeemed under each provision and whether the use of such provisions will be simultaneous or sequential and, if sequential, the order of such use.
          SECTION 3.08 Mandatory Redemption.
          The Company is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Notes. However, the Company may be required to offer to purchase the Notes as described in Sections 4.10 and 4.15 hereof. The Company or its Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.
          SECTION 3.09 Offer to Purchase by Application of Excess Proceeds or Sale of Collateral Consideration.
          In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer or a Sale of Collateral Offer, it will follow the procedures specified below.
          The Asset Sale Offer or Sale of Collateral Offer shall be made to all Holders of Notes and, in the case of an Asset Sale Offer, all holders of Other Offer Notes; provided that, in the case of an Asset Sale Offer, the percentage of such Excess Proceeds allocated and offered to the Notes in such Asset Sale Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes.

          The Asset Sale Offer or Sale of Collateral Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (in the case of an Asset Sale Offer) or Sale of Collateral Consideration (in the case of a Sale of Collateral Offer) (in each case, the “Offer Amount”) to the purchase of Notes and Other Offer Notes (in the case of an Asset Sale Offer) (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer or all Notes tendered in response to the Sale of Collateral Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of Notes who tender Notes pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable.
          Upon the commencement of an Asset Sale Offer or Sale of Collateral Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders of Notes, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable. The notice, which will govern the terms of the Asset Sale Offer or Sale of Collateral Offer, as applicable, will state:
          (1) that the Asset Sale Offer or Sale of Collateral Offer, as applicable, is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer or Sale of Collateral Offer, as applicable, will remain open;
          (2) the Offer Amount, the purchase price and the Purchase Date;
          (3) that any Note not tendered or accepted for payment will continue to accrue interest and Special Interest, if any;
          (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable, will cease to accrue interest and Special Interest, if any, after the Purchase Date;
          (5) that Holders of Notes electing to have a Note purchased pursuant to an Asset Sale Offer or Sale of Collateral Offer, as applicable, may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof only;
          (6) that Holders of Notes electing to have Notes purchased pursuant to any Asset Sale Offer or Sale of Collateral Offer, as applicable, will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or to transfer such Notes by book-entry transfer, to the

Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
          (7) that Holders of Notes will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;
          (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness (in the case of an Asset Sale Offer) surrendered by holders thereof exceeds the Offer Amount, the Company will apportion the Offer Amount between such Notes and such other pari passu Indebtedness (in the case of an Asset Sale Offer) on a pro rata basis, and the Trustee will select the Notes to be purchased on a pro rata basis based on the aggregate principal amounts so tendered, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and
          (9) that Holders of Notes whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
          On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer or Sale of Collateral Offer, as applicable, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer or Sale of Collateral Offer, as applicable, on the Purchase Date.
          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE IV
COVENANTS
          SECTION 4.01 Payment of Notes.
          The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Special Interest, if any, then due.
          The Company will pay interest on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.
          SECTION 4.02 Maintenance of Office or Agency.
          The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.
          SECTION 4.03 Reports.
          (a) So long as any Notes are outstanding, each of the Company and the Parent will furnish to the Trustee, within the time periods specified in the SEC’s rules and regulations that would apply to the Company or the Parent, as applicable, if it were a registrant (other than a large accelerated filer or an accelerated filer) subject to those rules and regulations (whether or not the Company or the Parent, as applicable, is actually so subject):
          (1) annual reports of each of the Company and the Parent containing substantially all of the information that would have been required to be contained in an Annual Report on Form 10-K under the Exchange Act if the Company or the Parent, as applicable, had been a reporting company under the Exchange Act (but only to the extent similar information about the Company or the Parent, as the case may be, is included in the Offering Memorandum), including (A) “Management’s discussion and analysis of financial condition and results of operations” and (B) audited financial statements prepared in accordance with GAAP;
          (2) quarterly reports of each of the Company and the Parent containing substantially all of the information that would have been required to be contained in a Quarterly Report on Form 10-Q under the Exchange Act if the Company or the Parent, as applicable, had been a reporting company under the Exchange Act (but only to the extent similar information about the Company or the Parent, as the case may be, is included in the Offering Memorandum), including (A) “Management’s discussion and analysis of financial condition and results of operations” and (B) unaudited quarterly financial statements prepared in accordance with GAAP and reviewed pursuant to Statement on Auditing Standards No. 100 (or any successor provision); and
          (3) current reports containing substantially all of the information that would have been required to be contained in a Current Report on Form 8-K under the Exchange Act if the Company or the Parent, as applicable, had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if (A) the Company or the Parent, as applicable, determines in its good faith judgment that such event is not material to Holders of Notes or the business, assets, operations, financial positions or prospects of the Parent and its Restricted Subsidiaries, taken as a whole, or the Company and its Restricted Subsidiaries taken as a whole, as applicable, or (B) a failure to furnish such current report would not result in a reporting company losing its Form S-3 filing eligibility.
          Notwithstanding the foregoing, in no event will the Company or the Parent be required by this Section 4.03 to (i) comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein) or Regulation G, (ii) include the separate financial information for guarantors contemplated by Rule 3-10 of Regulation S-X promulgated by the SEC or (iii) provide any additional information in respect of Item 402 of Regulation S-K beyond information of the type included in the Offering Memorandum.
          Each of the Company’s and the Parent’s reporting obligations under the first paragraph of subparagraph (a) of this Section 4.03 will be satisfied if the Company timely files such reports with the SEC.

          (b) Within 10 Business Days after any Appraisal is required to be delivered pursuant to Section 4.19 hereof, the Company will furnish to the Trustee a summary of each such Appraisal (which summary, in the case of (x) any Appraisal delivered pursuant to clause (1) of Section 4.19 hereof or (y) any Appraisal of Cure Collateral or Qualified Replacement Assets delivered in connection with a pledge thereof if such Appraisal lists an Appraised Value of such Cure Collateral or Qualified Replacement Assets, as applicable, that exceeds 5% of the Appraised Value of all Collateral (giving pro forma effect to such pledge), will be made publicly available) and will post the complete Appraisal on a private, restricted website to which Holders of Notes, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.
          (c) So long as any Notes are outstanding, if at any time the Company or the Parent is not required to file (and does not voluntarily file) with the SEC the reports required by the preceding subparagraph (a) of this Section 4.03, the Company or the Parent, as applicable, will also:
          (1) issue a press release to an internationally recognized wire service at or prior to the first public disclosure of the reports required by the preceding subparagraph (a) (solely with respect to clauses (1) and (2)) of this Section 4.03 announcing the date on which such reports will become publicly available and directing Holders of Notes, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Company to obtain copies of such reports; and
          (2) maintain a website to which Holders of Notes, prospective investors, broker-dealers and securities analysts are given access (subject to the confidentiality conditions set forth above) and to which all of the reports and press releases required by this Section 4.03 are posted.
          (d) The Company and the Parent will furnish to Holders of Notes, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes constitute “restricted securities” under Rule 144.
          (e) Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance by the Company or any Guarantor with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
          SECTION 4.04 Compliance Certificate.
          (a) The Company will deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge, the Company and the Guarantors are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company and the Guarantors are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, and premium, if any, or interest and Special Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.
          (b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, within 10 Business Days of the Chief Financial Officer or the Treasurer of the Company obtaining actual knowledge of any Default or Event of Default, if such Default or Event of Default is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Parent and its Subsidiaries are taking or propose to take with respect thereto.
          SECTION 4.05 Taxes.
          The Company will pay, and will cause each of its Subsidiaries to pay all material taxes, assessments, and governmental levies imposed or assessed on any of them or any of their assets before the same shall become more than 90 days delinquent, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the Company.
          SECTION 4.06 Stay, Extension and Usury Laws.
          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
          SECTION 4.07 Restricted Payments.
          (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (i) declare or pay any dividend or make any other payment or distribution on account of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any such dividend, payment or distribution in connection with any merger or consolidation involving the Parent or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Parent, an increase in the liquidation value thereof and (B) dividends, distributions or payments payable to the Parent or a Restricted Subsidiary of the Parent);
     (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Parent) any Equity Interests of the Parent or any direct or indirect parent of the Parent;
     (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Company or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among any of the Parent and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or
     (iv) make any Restricted Investment,
(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
          (1) no Default or Event of Default has occurred and is continuing;
          (2) the Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and
          (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2) through (16) of Section 4.07(b) hereof), is less than the sum, without duplication, of:
          (A) 50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from April 1, 2011 to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
          (B) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Parent and excluding Excluded Contributions); plus
          (C) 100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Parent from the issue or sale of convertible or exchangeable Disqualified Stock of the Parent or convertible or exchangeable debt securities of the Parent (regardless of when issued or sold) or in connection with the conversion of exchange thereof, in each case that have been converted into or exchanged since the date of this Indenture for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Parent); plus
          (D) to the extent that any Restricted Investment that was made after the date of this Indenture (other than in reliance on clause (15) of Section 4.07(b) hereof) is (i) sold for cash or otherwise cancelled, liquidated or repaid for cash or (ii) made in an entity that subsequently becomes a Restricted Subsidiary of the Parent, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus
          (E) to the extent that any Unrestricted Subsidiary of the Parent designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of the Parent’s Restricted Investment in such Subsidiary (made other than in reliance on clause (15) of Section 4.07(b) hereof) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of this Indenture; plus
          (F) 100% of any dividends received in cash by the Parent or a Restricted Subsidiary of the Parent after the date of this Indenture from an Unrestricted Subsidiary of the Parent, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Parent for such period.
          (b) The provisions of Section 4.07(a) hereof will not prohibit:
          (1) the payment of any dividend or distribution within 60 days after the date of declaration of the dividend or distribution, if at the date of declaration, the dividend or distribution would have complied with the provisions of this Indenture;
          (2) the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Parent) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Parent; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(3)(B) of Section 4.07 hereof and will not be considered to be Excluded Contributions;
          (3) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Parent to the holders of its Equity Interests on a pro rata basis;
          (4) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
          (5) the purchase, redemption, acquisition or retirement for value of any Equity Interests of the Parent or any Restricted Subsidiary of the Parent held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Parent or any of its Restricted Subsidiaries pursuant to any management equity or compensation plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any 12-month period (except to the extent such purchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture and in such case the aggregate price paid by the Parent and its Restricted Subsidiaries may not exceed $100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation; provided, further, that the Parent or any of its Restricted Subsidiaries may carry over and make in subsequent 12-month periods, in addition to the amounts permitted for such 12-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding 12-month period;
          (6) the purchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Parent or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
          (7) so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Parent or any preferred stock of any Restricted Subsidiary of the Parent in each case either outstanding on the date of this Indenture or issued on or after the date of this Indenture in accordance with Section 4.09 hereof;

          (8) payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Parent or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;
          (9) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Disqualified Stock or preferred stock of any Restricted Subsidiary to the extent such dividends are included in the definition of “Fixed Charges” for such Person;
          (10) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Obligations of the Company or the Parent or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Obligations, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or the Parent or a third party to the extent permitted by this Indenture) has made a Change of Control Offer with respect to the Notes as a result of such change of control and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Company or the Parent or any Subsidiary Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Obligations even if the purchase price exceeds 101% of the principal amount of such subordinated Obligations; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);
          (11) Restricted Payments made with Excluded Contributions;
          (12) the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that immediately after giving pro forma effect to such transaction, as if the same had occurred at the beginning of the applicable four-quarter period, (A) the Parent would, on the date of such transaction, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (B) the Fixed Charge Coverage Ratio for the Parent and its Restricted Subsidiaries would be greater than or equal to such ratio for the Parent and its Restricted Subsidiaries immediately prior to such transaction; provided, further, that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;
          (13) the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off’ of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the date of this Indenture; provided that the assets distributed or dividended do not include, directly or indirectly, any asset that constitutes Collateral;

          (14) so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $200.0 million, such aggregate amount to be calculated from the date of this Indenture;
          (15) so long as no Default or Event of Default has occurred and is continuing, the Parent and its Restricted Subsidiaries can make any Restricted Investment; and
          (16) the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Parent or any Restricted Subsidiary.
          In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by an Officer of the Company and, if greater than $10.0 million, set forth in an Officer’s Certificate delivered to the Trustee.
          For purposes of determining compliance with this Section 4.07, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (16) of subparagraph (b) of this Section 4.07, or is entitled to be made pursuant to subparagraph (a) of this Section 4.07, the Parent will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.
          For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 4.07:
     (a) the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of, any Indebtedness (including any convertible Indebtedness) of the Parent or any Restricted Subsidiary that is not contractually subordinated in right of payment to the Notes or to any Note Guarantee; and
     (b) without limiting the generality of clause (a) of this Section 4.07, the payment of regularly scheduled amounts in respect of, and the issuance of common stock of the Parent upon conversion of, the 6.25% senior convertible notes due 2014 and the 4.50% senior convertible notes due 2024 issued by the Parent and any other convertible Indebtedness incurred in compliance with this Indenture.
          Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

          SECTION 4.08 Restrictions on Ability of Restricted Subsidiaries to Pay Dividends and Make Certain Other Payments.
          (a) The Parent will not, and will not permit any of its Restricted Subsidiaries other than the Company to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
          (1) pay dividends or make any other distributions on its Capital Stock to the Parent or any of its Restricted Subsidiaries or with respect to any other interest or participation in the profits of such Restricted Subsidiary, or measured by the profits of such Restricted Subsidiary;
          (2) pay any indebtedness owed to the Parent or any of its Restricted Subsidiaries;
          (3) make loans or advances to the Parent or any of its Restricted Subsidiaries; or
          (4) sell, lease or transfer any of its properties or assets to the Parent or any of its Restricted Subsidiaries.
          (b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:
          (1) agreements (A) governing Existing Indebtedness, Credit Facilities, Junior Lien Obligations and any other Priority Lien Obligations, in each case as in effect on (or required by agreements in effect on) the date of this Indenture or (B) in effect on the date of this Indenture;
          (2) this Indenture, each Note Guarantee and the Security Documents;
          (3) agreements governing other Indebtedness or shares of preferred stock permitted to be incurred or issued under the provisions of Section 4.09 hereof; provided that if such Restricted Subsidiary incurring or issuing such Indebtedness or shares of preferred stock is not an obligor on the Notes, the restrictions therein are either (in each case, as determined in good faith by a senior financial officer of the Parent) (A) not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and each Note Guarantee or (B)(i) customary for instruments of such type and (ii) will not materially adversely impact the ability of the Company to make required principal and interest payments on the Notes;
          (4) applicable law, rule, regulation or order;
          (5) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent or any of its Restricted Subsidiaries (including by way of merger, consolidation or amalgamation of the Parent or any of its Restricted Subsidiaries) as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
          (6) customary provisions in contracts, licenses, leases and asset sale agreements entered into in the ordinary course of business;
          (7) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property (or proceeds thereof) purchased or leased of the nature described in clause (4) of Section 4.08(a) hereof;
          (8) any contract or agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions, asset sales or loans by that Restricted Subsidiary pending its sale or other disposition;
          (9) Permitted Refinancing Indebtedness; provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Company, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture;
          (10) Permitted Liens and Liens that limit the right of the debtor to dispose of the assets subject to such Liens;
          (11) provisions limiting the disposition or distribution of assets or property or loans or advances in joint venture agreements, asset sale agreements, sale-leaseback and other lease agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets or the joint venture entity, as applicable, that are the subject of such agreements or otherwise in the ordinary course of business;
          (12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
          (13) any instrument or agreement entered into in connection with (or in anticipation of) any full or partial “spin-off’ or similar transactions;
          (14) any encumbrance or restriction of the type referred to in clauses (1), (2), (3) and (4) of Section 4.08(a) hereof imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) of this Section 4.08(b); provided that such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of a senior financial officer of the Company, taken together as a whole, not materially more restrictive with respect to such dividend and other payment restrictions than those contained in (A) the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing or (B) this Indenture; and
          (15) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Subsidiary or any Standard Securitization Undertaking, in each case, in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary.
          SECTION 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.
          (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, enter into a guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Parent will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Parent’s Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Parent’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 1.1 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
          (b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
          (1) the incurrence by the Company or any Guarantor of (A) Indebtedness represented by the Notes to be issued on the date of this Indenture and any other additional Indebtedness that will constitute Priority Lien Debt, and (B) any Permitted Refinancing Indebtedness that does not constitute Priority Lien Debt and that is incurred to renew, refund, refinance, replace, defease, extend or discharge any other Indebtedness incurred pursuant to sub-clause (A) of this clause (1); provided that (i) the aggregate principal amount of Priority Lien Debt at any one time outstanding under sub-clause (A) of this clause (1) (including all other Priority Lien Debt that will be outstanding after such incurrence and after giving effect to the application of the proceeds therefrom) (such amount of Priority Lien Debt, the “Pro Forma Priority Lien Debt Amount”) shall not exceed the Priority Lien Cap and (ii) if any Junior Lien Obligations are secured by a Junior Lien at the time of such incurrence, with respect to any such additional Indebtedness to be incurred under sub-clause (A) of this clause (1), the

Company has delivered an Officer’s Certificate to the Collateral Trustee demonstrating, with reasonably detailed calculations, that (a) the ratio of the Pro Forma Priority Lien Debt Amount divided by the Appraised Value of the Collateral shall not exceed 0.65 and (b) the Appraised Value of the Collateral minus the Pro Forma Priority Lien Debt Amount is equal to or greater than $475.0 million; provided further that, solely for purposes of clause (ii) of the preceding proviso, (x) the “Appraised Value” with respect to any cash pledged at such time as Collateral or maintained in the Collateral Proceeds Account shall be 100% of the face amount thereof and (y) the “Appraised Value” with respect to any Cash Equivalents pledged at such time as Collateral or maintained in the Collateral Proceeds Account shall be 100% of the fair market value thereof as determined by the Trustee in accordance with customary financial market practices determined no earlier than 45 days prior to such time; provided further that the conditions set forth in clause (ii) of the first proviso of this clause (1) shall be deemed satisfied upon delivery to the Collateral Trustee of a written consent to such incurrence executed by an authorized representative of the Junior Lien Representative;
          (2) the incurrence by the Parent or its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to a commitment in existence as of date of this Indenture;
          (3) the incurrence by the Company or any Guarantor or, subject to the provisos set forth in sub-clause (A) of this clause (3), American Eagle of (A) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $1.0 billion, provided that the aggregate principal amount of Indebtedness of American Eagle incurred under this clause (3) at any one time outstanding may not exceed $200.0 million and provided further that such Indebtedness of American Eagle shall only be incurred if, in the reasonable judgment of an officer of the Company or the Parent, it is incurred in connection with a contemplated spin-off of American Eagle, and (B) Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under Credit Facilities secured on a junior priority basis by some or all of the collateral securing Indebtedness under Credit Facilities contemplated by clause (A) of this clause (3) in an aggregate principal amount at any one time outstanding under this clause (3)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent and its Restricted Subsidiaries thereunder) not to exceed $500 million; provided that no Indebtedness or letter of credit incurred pursuant to this clause (3) is secured by a Lien on any property or asset that constitutes Collateral;
          (4) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in connection with Capital Lease Obligations, mortgage financings, purchase money obligations or government bond financings, in each case, incurred to finance (or to reimburse the Parent or any Restricted Subsidiary for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including without limitation (and in each case, whether or not owned by the Parent or any of its Subsidiaries) airport, maintenance, training and office facilities, ground support equipment and tooling) used in the business of the Parent or any of its Restricted Subsidiaries; provided that no Indebtedness incurred pursuant to this clause (4) is secured by a Lien on any property or asset that constitutes Collateral;
          (5) the incurrence by the Parent or any of its Restricted Subsidiaries of (A) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (4), (5), (6), (13), (20), (23) or (25) of this Section 4.09(b) and (B) Permitted Refinancing Indebtedness secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of any of the Parent or any of its Restricted Subsidiaries that was secured by aircraft, airframes, engines, spare parts, flight simulators, flight training devices or other assets; including, in the case of both clauses (A) and (B), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Parent and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin off of such other Restricted Subsidiary;
          (6) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (A) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (B) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person that owns a Permitted Business with or into the Parent or a Restricted Subsidiary of the Parent, or into which the Parent or a Restricted Subsidiary of the Parent is merged, consolidated or amalgamated, or (C) that is an outstanding obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Parent or a Restricted Subsidiary of the Parent and becomes a Restricted Subsidiary of the Parent;
          (7) the incurrence by the Parent or any of its Restricted Subsidiaries of intercompany Indebtedness between or among any of the Parent and any of its Restricted Subsidiaries; provided, however, that:
          (A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor or an entity described in clause (2) of the definition of “Excluded Subsidiary,” such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and
          (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent or a Restricted Subsidiary of the Parent and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case under this clause (B), to constitute an incurrence of such Indebtedness by the Parent or such Restricted Subsidiary, as the case may be, that was not permitted (or governed) by this clause (7);
          (8) the issuance by any of the Parent’s Restricted Subsidiaries to the Parent or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
          (A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent or a Restricted Subsidiary of the Parent; and
          (B) any sale or other transfer of any such preferred stock to a Person that is not either the Parent or a Restricted Subsidiary of the Parent, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
          (9) the incurrence by the Parent or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
          (10) the Guarantee (including by way of co-obligation) or assumption by the Parent or any Restricted Subsidiary of the Parent of Indebtedness of the Parent or a Restricted Subsidiary of the Parent (including in connection with or in contemplation of a spin off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is contractually subordinated in right of payment to or pari passu with the Notes, then the Guarantee must be contractually subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
          (11) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers’ compensation claims, self-insurance obligations (including reinsurance), bankers’ acceptances, performance bonds and surety bonds in the ordinary course of business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);
          (12) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;
          (13) Indebtedness (A) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (B) incurred to finance (or to reimburse the Parent or any Restricted Subsidiary for) the acquisition of aircraft, airframes, engines, spare parts, flight simulators, flight training devices, QEC Kits or other operating assets (including, without limitation, the financing of any pre-delivery, progress or similar payments with respect to any such item); provided that no Indebtedness may be incurred in reliance on subsection (B) of this clause (13) more than twenty-four months after such acquisition; provided, further, that the principal amount of such Indebtedness incurred in reliance on subsection (B) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Company (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre-delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the “financing costs”)) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness); provided, further, that no such Indebtedness incurred in reliance on this clause (13) may be secured by a Lien (other than Permitted Liens on Cure Collateral relating to such items) on any property or asset that constitutes Collateral;
          (14) Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (A) to purchase or redeem Capital Stock of the Parent issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $5.0 million in any 12-month period or (B) pursuant to any deferred compensation plan approved by the Board of Directors of the Parent;
          (15) reimbursement obligations in respect of standby or documentary letters of credit or banker’s acceptances that are not secured by Liens on any property or asset that constitutes Collateral;
          (16) surety and appeal bonds that are not secured by Liens on any property or asset that constitutes Collateral and that do not secure judgments that constitute an Event of Default;
          (17) Indebtedness of the Parent or any of its Restricted Subsidiaries to credit card processors in connection with credit card processing services incurred in the ordinary course of business of the Parent and its Restricted Subsidiaries;
          (18) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Parent or to any other Subsidiary of the Parent or their assets (other than such Receivables Subsidiary and its assets and, as to the Parent or any other Subsidiary of the Parent, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

          (19) the incurrence of Indebtedness of the Parent or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the ordinary course of business;
          (20) the incurrence of the Flyer Miles Debt in an aggregate principal amount at the time of such incurrence (and after giving effect thereto and to the application of the proceeds thereof) not to exceed the Subordinated Lien Cap (provided that any Flyer Miles Obligations other than the Flyer Miles Debt shall not constitute Indebtedness);
          (21) Indebtedness arising from agreements of the Parent or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Parent or any of its Restricted Subsidiaries in connection with such disposition;
          (22) Indebtedness of the Company or the Parent consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements either (A) entered into in the ordinary course of business and consistent with past practices of the Company or the Parent, as applicable, or (B) otherwise customary, typical or appropriate for a Permitted Business;
          (23) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is either (A) unsecured and expressly contractually subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and each Note Guarantee on terms not materially less favorable to Holders of Notes than those customary at the time of incurrence (determined in good faith by a senior financial officer of the Parent) for senior subordinated “high yield” debt securities or (B) unsecured, pari passu with all Obligations with respect to the Notes and each Note Guarantee and convertible into common stock of the Parent; provided that the aggregate principal amount of Indebtedness incurred pursuant to clauses (A) and (B) together, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (23), does not exceed $500.0 million at any time outstanding;
          (24) the incurrence by the Parent or any of its Restricted Subsidiaries of Indebtedness secured by spare parts that do not constitute Collateral; and
          (25) the incurrence by the Parent or any of its Restricted Subsidiaries of additional Indebtedness that is not secured by a Lien on any property or asset that constitutes Collateral in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (25), not to exceed $500.0 million at any time outstanding.
          For purposes of determining compliance with this Section 4.09, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (25) of Section 4.09(b) hereof or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Parent will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09; provided that (A) all Priority Lien Debt will at all times be deemed to have been incurred in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” and (B) the term “Existing Indebtedness” will not include any Indebtedness that is permitted to be incurred under clauses (1), (3) or (20) of the definition of “Permitted Debt.”
          None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09:
          (1) the accrual of interest or preferred stock dividends;
          (2) the accretion or amortization of original issue discount;
          (3) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms;
          (4) the reclassification of preferred stock or of operating leases or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP;
          (5) the increase in liabilities recorded on the balance sheet in respect of Flyer Miles Obligations, if such increase is due to operation of (or changes in) GAAP, whether as a result of revaluation, reassessment, impairment of assets, accretion or amortization, or change in circumstances (other than a change in circumstances that arises from the sales by the Parent or any of its Subsidiaries of additional flyer miles); and
          (6) the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.
          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Parent or any of its Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          The amount of any Indebtedness outstanding as of any date will be:
          (1) the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;
          (2) the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and
          (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
          (A) the Fair Market Value of such assets as of such date; and
          (B) the amount of the Indebtedness of the other Person as of such date.
          (c) Except as otherwise set forth in the next sentence, the Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that for all purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis. Notwithstanding the foregoing, to the extent the Company or a Guarantor may otherwise incur the Indebtedness under this Section 4.09, the Company or a Guarantor may incur Indebtedness that is subordinated to other Indebtedness of the Company or such Guarantor provided that all such Indebtedness is secured by assets constituting or including the same assets (other than Collateral).
          SECTION 4.10 Asset Sales.
          (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
          (1) the Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued, sold or otherwise disposed of; provided that (i) any involuntary Disposition or (ii) any Disposition of Slots or Gate Leaseholds shall be deemed to satisfy the provisions of this clause (1) regardless of the consideration received;
          (2) at least 75% of the consideration (if any) received in the Asset Sale by the Parent or such Restricted Subsidiary is in the form of cash or Cash Equivalents, Qualified Replacement Assets, or a combination thereof; provided that (i) any involuntary Disposition or (ii) any Disposition of (A) Slots or Gate Leaseholds, (B) assets used or useful in connection with any loyalty program, maintenance, repair and overhaul business or flight center training business, (C) Capital Stock of any Person that owns assets of the kind referred to in clauses (A) or (B) of this proviso, or (D) any assets or rights not constituting Collateral may be for consideration of a form or combination of forms not meeting the required minimum cash or Cash Equivalents, Qualified Replacement Assets or combination thereof described in this clause (2);
          (3) in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Grantor, as the case may be) deposits the Net Proceeds therefrom within two Business Days, or in the case of a sale of Cure Collateral, within five Business Days, of receipt thereof as Collateral in a segregated account or accounts (each, a “Collateral Proceeds Account”) held by or under the control of (for purposes of the Uniform Commercial Code) the Collateral Trustee or its agent to secure all Secured Debt Obligations; provided, however, that the Company will not be required to cause any Net Proceeds from a Sale of Collateral to be held in the Collateral Proceeds Account except to the extent the aggregate Net Proceeds from all Sales of Collateral that are not held in the Collateral Proceeds Account and have not been applied as provided herein would exceed $5.0 million; and
          (4) in the case of an Asset Sale that constitutes a Sale of Collateral, the Company (or the applicable Grantor, as the case may be) delivers an Officer’s Certificate to the Trustee and the Collateral Trustee demonstrating, with reasonably detailed calculations, the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral, after giving pro forma effect to such Sale of Collateral (excluding, for purposes of calculating such pro forma Priority Lien Debt Value Ratio, the proceeds of such Sale of Collateral and the intended use thereof); and provided that:
          (A) if the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral (calculated as provided in clause (4) of this Section 4.10(a)) is at least 1.5 to 1.0, within 365 days after the receipt of any Net Proceeds from such Sale of Collateral, the Company may apply such Net Proceeds:
     (i) to purchase Qualified Replacement Assets;
     (ii) to purchase Cure Collateral, in the case of Net Proceeds received from any sale of Cure Collateral;
     (iii) to repay, redeem or repurchase any obligation (other than Secured Debt Obligations) that is secured by a Permitted Lien on any Collateral that was sold in such Sale of Collateral;
     (iv) to optionally repay, redeem or repurchase all or a part of the Notes (and pay the redemption price with respect thereto) pursuant to any of the provisions of Section 3.07 hereof; or
     (v) to make a capital expenditure to augment, increase, renovate or renew assets that constitute Collateral;

provided that the Company (or the applicable Grantor, as the case may be) will be deemed to have complied with the provisions described in clauses (i), (ii) and (v) of this Section 4.10(a)(4)(A) if and to the extent that, within 365 days after the Sale of Collateral that generated the Net Proceeds, the Company (or the applicable Grantor, as the case may be) has entered into and not abandoned or rejected a binding agreement to acquire the applicable assets or to make a capital expenditure in compliance with the provision described in clauses (i), (ii) and (v) of this Section 4.10(a)(4)(A), and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period; and, provided, further, that the Company (or the applicable Grantor, as the case may be) shall be deemed to have complied with the provisions of clauses (i) through (v) above so long as the Company (or the applicable Grantor, as the case may be) has used within 365 days after the Sale of Collateral that generated the Net Proceeds any cash or Cash Equivalents of the Company (or the applicable Grantor, as the case may be) to take any of the actions described in clauses (i) through (v) above and, thereafter, at the request of the Company, Net Proceeds in an amount equal to the amount of cash or Cash Equivalents used by the Company (or the applicable Grantor, as the case may be) to take such action shall be released from the Collateral Proceeds Account to the Company (or the applicable Grantor, as the case may be);
          (B) if the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral (calculated as provided in clause (4) of this Section 4.10(a)) is less than 1.5 to 1.0 and equal to or greater than 1.25 to 1.0:
     (i) subject to the second proviso of this clause (4)(B)(i) of this Section 4.10(a), the Company will pay Special Interest, with the first payment of such Special Interest due on the first regular interest payment date to occur at least 50 days after the date of such Sale of Collateral, such Special Interest to accrue from and including the date of such Sale of Collateral to but excluding the earlier of (a) the date the Company delivers to the Trustee and the Collateral Trustee an Officer’s Certificate demonstrating, with reasonably detailed calculations, that the Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral recalculated as described in the first proviso to this clause (4)(B)(i) of this Section 4.10(a) is at least 1.5 to 1.0, and (b) the date the Company delivers to the Trustee and the Collateral Trustee an Officer’s Certificate demonstrating, with reasonably detailed calculations, that the Priority Lien Debt Value Ratio with respect to a date subsequent to the date of such Sale of Collateral (and for the avoidance of doubt such Officer’s Certificate may be a Quarterly PLDV Ratio Certificate with respect to a Reference Date that is a date subsequent to the date of such Sale of Collateral) is at least 1.5 to 1.0 (any Officer’s Certificate delivered pursuant to clause (4)(B)(i)(a) or (b) of this Section 4.10(a), a “Sale of

Collateral Cure Certificate”); provided that the Company may, or may cause another Grantor to, grant a Secured Debt Lien on Qualified Replacement Assets to secure all current and future Secured Debt Obligations, in which event the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral will be recalculated by adding the Appraised Value of any such Qualified Replacement Assets to clause (1) of the definition of Priority Lien Debt Value Ratio; and provided, further, that if a Sale of Collateral Cure Certificate is delivered to the Trustee and the Collateral Trustee within the 45-day period following the date of such Sale of Collateral, then the Company will be deemed to have a Priority Lien Debt Value Ratio of at least 1.5 to 1.0 with respect to the date of such Sale of Collateral, and Special Interest will be deemed not to have accrued pursuant to this clause (4)(B)(i) of this Section 4.10(a) and the Company will comply with clause (4)(A) of this Section 4.10(a) above in connection with such Sale of Collateral;
     (ii) in the event that Special Interest has accrued pursuant to clause (4)(B)(i) of this Section 4.10(a) (after giving effect to the second proviso of such clause) with respect to a Sale of Collateral, the Company will contribute (or cause the applicable Grantor to contribute) to the Collateral Proceeds Account within two Business Days following the last day of the 45-day period following the date of such Sale of Collateral: (a) 100% of the cash and Cash Equivalents received in such Sale of Collateral, and (b) cash or Cash Equivalents in an amount equal to the Fair Market Value of the non-cash consideration received in such Sale of Collateral (the aggregate amount of cash and Cash Equivalents contemplated by clauses (a) and (b) is collectively referred to as the “Sale of Collateral Consideration”);
     (iii) within 15 Business Days of the date on which the aggregate amount of Sale of Collateral Consideration in the Collateral Proceeds Account (for the avoidance of doubt, not including any amount of Sale of Collateral Consideration that is to be used in connection with a Sale of Collateral Offer that has been made by the Company but not yet completed) exceeds $10.0 million, the Company will make an offer to repurchase, for cash, the Notes in a principal amount equal to such amount of Sale of Collateral Consideration at an offer price of 103% of such principal amount, whereby (x) with respect to any repurchased Notes, in addition to such offer price, the Company will pay accrued and unpaid interest and Special Interest, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and (y) if the aggregate principal amount of Notes tendered in such offer exceeds such amount of Sale of Collateral Consideration, the Trustee will select the Notes to be purchased on a pro rata basis based on the aggregate principal amounts so tendered, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased) (such offer, a “Sale of Collateral Offer”); and
     (iv) the Company will retain any cash or Cash Equivalents remaining after the consummation of the Sale of Collateral Offer in the Collateral Proceeds Account as Collateral, unless the Company, at its option, chooses to use such funds to (x) purchase (or cause a Grantor to purchase) Qualified Replacement Assets or (y) optionally redeem all or a part of the Notes (and pay the redemption price with respect thereto) pursuant to any of the provisions of Section 3.07 hereof; and
          (C) if the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral (calculated as provided in clause (4) of this Section 4.10(a)) is less than 1.25 to 1.0, the Company will, prior to such Sale of Collateral (or, if it is an involuntary Disposition, either prior thereto or within 45 days thereafter), grant (or cause a Grantor to grant) a Secured Debt Lien on such amount of Qualified Replacement Assets to secure all current and future Secured Debt Obligations as would be necessary to cause the pro forma Priority Lien Debt Value Ratio with respect to the date of such Sale of Collateral, recalculated to include the Appraised Value of any such Qualified Replacement Assets in clause (1) of the definition of Priority Lien Debt Value Ratio, to be at least 1.25 to 1.0. If such recalculated pro forma Priority Lien Debt Value Ratio is at least 1.5 to 1.0, the Company will comply with clause (4)(A) of this Section 4.10(a) in connection with such Sale of Collateral, otherwise, the Company will comply with clause (4)(B)(ii)-(iv) of this Section 4.10(a).
          For the avoidance of doubt, in no event will the Company voluntarily consummate any Sale of Collateral if the Priority Lien Debt Value Ratio with respect to the date of the intended Sale of Collateral is or, after giving effect thereto, would be less than 1.25 to 1.0 (excluding the proceeds of such Sale of Collateral and the intended use thereof).
          (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, the Parent (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:
          (1) to repay, redeem or repurchase the Notes in whole or in part or any other Indebtedness secured by a Lien;

          (2) to repay any other Indebtedness in whole or in part, other than intercompany Indebtedness owed to the Parent or any of its Restricted Subsidiaries (subject to, in the case of any Indebtedness that is subordinated to the Notes or any Note Guarantee, Section 4.07 hereof);
          (3) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Parent or is acquired by a merger, consolidation or amalgamation with the Parent or a Restricted Subsidiary of the Parent;
          (4) to make a capital expenditure; or
          (5) to acquire other assets that are used or useful in a Permitted Business;
provided that the Parent (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with the provision described in clauses (3), (4) and (5) of this Section 4.10(b) if and to the extent that, within 365 days after the Asset Sale that generated the Net Proceeds, the Parent (or the applicable Restricted Subsidiary, as the case may be) has entered into and not abandoned or rejected a binding agreement to acquire a Permitted Business, to make a capital expenditure or to acquire other assets used or useful in a Permitted Business in compliance with the provision described in clauses (3), (4) and (5) of this Section 4.10(b), and that acquisition, purchase or capital expenditure is thereafter completed within 180 days after the end of such 365-day period and provided, further, that to the extent Net Proceeds are commingled with other cash and Cash Equivalents, the Parent (or the applicable Restricted Subsidiary, as the case may be) shall be deemed to have complied with the provisions of clauses (1) through (5) above so long as the Parent (or such Restricted Subsidiary) uses any cash or Cash Equivalents of the Parent (or such Restricted Subsidiary) to take any of the actions described in clauses (1) through (5) above.
          (c) Pending the final application of any Net Proceeds from an Asset Sale that is not a Sale of Collateral, the Parent (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.
          (d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in clause (a)(4)(A) or clause (b) of this Section 4.10, together with any such Net Proceeds that are earlier designated as “Excess Proceeds” by the Company, will constitute “Excess Proceeds.” Within five Business Days of the date on which the aggregate amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account, other than any Sale of Collateral Consideration) exceeds $30.0 million (or earlier if the Company so elects), the Company will make an offer and/or repay, prepay or redeem, as applicable, to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase (“Other Offer Notes”), and prepay any other Priority Lien Debt requiring repayment or prepayment (collectively, whether through an offer or a required prepayment, an “Asset Sale Offer”); provided that the percentage of such Excess Proceeds allocated and offered to the Notes in such Asset Sale Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Other Offer Notes tendered in such Asset Sale Offer exceeds the amount of Excess Proceeds (including any Excess Proceeds held in the Collateral Proceeds Account, other than any Sale of Collateral Consideration) allocated to such Notes and Other Offer Notes in such Asset Sale Offer, (1) the Excess Proceeds will be apportioned between such Notes and such Other Offer Notes, with the portion of the Excess Proceeds payable in respect of such Notes to equal the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of such Notes and the denominator of which is the sum of the outstanding principal amount of such Notes and the outstanding principal amount of such Other Offer Notes, and (2) the Trustee will select the Notes to be purchased on a pro rata basis based on the aggregate principal amounts so tendered, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate (or, in the case of Global Notes, the Trustee will select Notes to be purchased based on DTC’s method that most nearly approximates a pro rata selection) (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer or a Sale of Collateral Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.
          For the avoidance of doubt, the Company’s failure to make a Sale of Collateral Offer or an Asset Sale Offer required under this Section 4.10 would constitute a Default under clause (4) of Section 6.01 hereof and not clause (2).
          SECTION 4.11 Transactions with Affiliates.
          (a) The Parent will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent (each, for purposes of this Section 4.11, a “transaction”) involving aggregate payments or consideration in excess of $50.0 million, unless:

          (1) the transaction is on terms that are not materially less favorable to the Parent or the relevant Restricted Subsidiary (taking into account all benefits the Parent or such Restricted Subsidiary expects to receive whether tangible or intangible) than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person; and
          (2) the Company delivers to the Trustee:
          (A) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $100.0 million, an Officer’s Certificate certifying that such transaction complies with this Section 4.11; and
          (B) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $200.0 million, an opinion as to the fairness to the Parent or such Restricted Subsidiary of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
          (b) The following items will not be subject to the provisions of Section 4.11(a) hereof:
          (1) any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Parent or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
          (2) transactions between or among any of the Parent and/or its Restricted Subsidiaries (including without limitation in connection with (or in anticipation of) any full or partial “spin-off” or similar transactions);
          (3) transactions with a Person (other than an Unrestricted Subsidiary of the Parent) that is an Affiliate of the Parent solely because the Parent owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
          (4) payment of fees, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of the Parent or any of its Restricted Subsidiaries;
          (5) any issuance of Qualifying Equity Interests or any increase in the liquidation preference of preferred stock of the Parent;
          (6) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;
          (7) Permitted Investments and Restricted Payments that do not violate Section 4.07 hereof;
          (8) loans or advances to employees in the ordinary course of business not to exceed $10.0 million in the aggregate at any one time outstanding;
          (9) transactions pursuant to agreements or arrangements in effect on the date of this Indenture or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the date of this Indenture or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Holders of Notes than the original agreement as in effect on the date of this Indenture);
          (10) transactions between or among any of the Parent and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;
          (11) any transaction effected as part of a Qualified Receivables Transaction; and
          (12) any purchase by the Parent’s Affiliates of Indebtedness of the Parent or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of the Parent.
          SECTION 4.12 Liens.
          The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
          SECTION 4.13 Business Activities.
          The Parent will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Parent and its Restricted Subsidiaries taken as a whole.
          SECTION 4.14 Corporate Existence.
          The Company shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
          (1) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and
          (2) the rights (charter and statutory) and material franchises of the Company and its Restricted Subsidiaries;
provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Restricted Subsidiaries, if an officer of the Company or the Parent shall, in its reasonable judgment, determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company and the Guarantors, taken as a whole.
          For the avoidance of doubt, this Section 4.14 shall not prohibit any actions permitted by Article V hereof.
          SECTION 4.15 Offer to Repurchase Upon Change of Control.
          (a) Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased, plus accrued and unpaid interest and Special Interest, if any, on the Notes to be repurchased to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:
          (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;
          (2) the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
          (3) that any Note not tendered will continue to accrue interest;
          (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
          (5) that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
          (6) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
          (7) that Holders of Notes whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.
          (b) On the Change of Control Payment Date, the Company will, to the extent lawful:
          (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
          (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
          (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
          If, at 11:00 a.m. New York time on the Change of Control Payment Date, the Paying Agent holds money sufficient to pay the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not validly withdrawn, then at the close of business on the Change of Control Payment Date, such Notes will cease to be outstanding and interest on the Notes will cease to accrue.
          The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, except that with respect to Notes registered in the name of a clearing agency (or its nominee), the Paying Agent shall distribute the Change of Control Payment by wire transfer in immediately available funds to the account designated by such clearing agency (or nominee), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
          (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) the Parent or a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.
          Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
          For the avoidance of doubt, the Company’s failure to make a Change of Control Offer would constitute a Default under clause (4) of Section 6.01 hereof and not clause (2).
          SECTION 4.16 Payments for Consent.
          The Parent will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
          SECTION 4.17 Additional Note Guarantees and Additional Grantors.
          (a) If the Parent or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 Business Days of the date on which it was acquired or created; provided, that any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary need not become a Guarantor and deliver such opinion until 30 Business Days after such time as it ceases to be (and is no longer any of) an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any other Secured Debt Obligations.
          (b) Any Domestic Subsidiary that constitutes an Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary on the date of this Indenture will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 Business Days after such time as it ceases to be (and is no longer any of) an

Immaterial Subsidiary, a Receivables Subsidiary or an Excluded Subsidiary or such time as it guarantees, or pledges any property or assets to secure, any Secured Debt Obligations.
          (c) None of the provisions in Section 4.17(a) or 4.17(b) hereof shall apply to any American Eagle entity.
          (d) Any Subsidiary that is not a Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 30 Business Days after such time as it guarantees, or pledges any property or assets to secure, any Secured Debt Obligations.
          (e) If any Guarantor acquires any asset that would constitute Collateral, or any Person holds any such assets at the time it becomes a Guarantor, such Guarantor or Person will, if at the time such Guarantor or Person is not a Grantor, become a Grantor under each applicable Security Document and execute and deliver to the Collateral Trustee for the benefit of the holders of Secured Debt Obligations all agreements, instruments or documents as well as joinders in the form required under each applicable Security Document or a new Security Document in substantially the form of the applicable Security Document, as the case may be, within 20 Business Days of the date on which such asset was acquired. In the event specified in this Section 4.17(e), any Sale of a Grantor occurring thereafter would be afforded the same treatment as a Sale of Collateral under this Indenture.
          SECTION 4.18 Designation of Restricted and Unrestricted Subsidiaries.
          The Board of Directors of the Parent may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the Investment would be permitted at that time under Section 4.07 hereof and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.” The Board of Directors of the Parent may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
          Any designation of a Subsidiary of the Parent as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Parent giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions. The Board of Directors of the Parent may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Parent; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Parent of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will be permitted only if (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period and (2) no Default or Event of Default would be in existence following such designation.

          SECTION 4.19 Delivery of Appraisals.
          Within:
          (1) the 30-day period prior to June 1 and December 1 of each year, commencing December 1, 2011; and
          (2) the 45-day period following a request by the Trustee or the Collateral Trustee if an Event of Default has occurred and is continuing, the Company will deliver to the Trustee and the Collateral Trustee one or more Appraisals establishing the Appraised Value of the Collateral (other than any cash or Cash Equivalents in the Collateral), and in the case of Appraisal deliveries referred to in clause (1), together with a list of the Slots as of the last calendar week of the applicable 30-day period.
          If the Company fails to deliver to the Trustee and the Collateral Trustee any required Appraisal referred to in clauses (1) or (2) of this Section 4.19 within the time period specified therein, then the Company will pay Special Interest, with the first payment of such Special Interest due on the first regular interest payment date to occur after the last day of the applicable time period. Such Special Interest shall accrue from and including such last day to but excluding the date the Company delivers such required Appraisal (such Appraisal, a “Delayed Appraisal”) to the Trustee and the Collateral Trustee and an Officer’s Certificate demonstrating with reasonable detailed calculations that the Priority Lien Debt Value Ratio with respect to the date of such Delayed Appraisal is at least 1.5 to 1.0 (such Officer’s Certificate, a “Delayed Appraisal Certificate”, and the period from such last day to but excluding the day the Company delivers such Delayed Appraisal Certificate, a “Delayed Appraisal Period”). In the event that the Priority Lien Debt Value Ratio with respect to the date of such Delayed Appraisal would be less than 1.5 to 1.0, the Company (or another Grantor) may (a) grant a Secured Debt Lien on additional assets pledged as Cure Collateral under the Security Documents to secure Priority Lien Obligations and Junior Lien Obligations, and/or (b) redeem, repay, prepay, repurchase or otherwise retire Priority Lien Debt, including by redeeming Notes pursuant to any available optional redemption provisions of this Indenture, and following such actions in (a) and/or (b), the Delayed Appraisal Certificate will calculate the Priority Lien Debt Value Ratio with respect to the date of such Delayed Appraisal by adding the Appraised Value of any such Cure Collateral in clause (1) of the definition of Priority Lien Debt Value Ratio and subtracting any such redeemed, repaid, repurchased or otherwise retired Priority Lien Debt from clause (2) of the definition of Priority Lien Debt Value Ratio.
          For the avoidance of doubt, the Company’s obligation to deliver the required Appraisals referred to above in clauses (1) or (2) within the specified time period will be deemed to constitute an “agreement under the Note Documents” for purposes of clause (4) under Section 6.01 hereof.
          The Company or a Grantor, as the case may be, may only pledge a Qualified Replacement Asset or Cure Collateral that is not cash or a Cash Equivalent if an Appraisal of such Qualified Replacement Asset or Cure Collateral dated no earlier than 30 days prior to the date of such pledge is delivered to the Trustee and the Collateral Trustee.

          The Company will make copies of the Appraisals described above available on a private, restricted website to which the Trustee, noteholders, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.
          In addition, the Company will deliver to the Trustee and the Collateral Trustee a copy of any Appraisal that is delivered by the Company to any other Secured Debt Representative or other holder of Secured Debt Obligations, in its capacity as a Secured Debt Representative or holder of Secured Debt Obligations, as the case may be, but has not been or is not being delivered to the Trustee and Collateral Trustee, within 10 Business Days of the date on which such Appraisal was given to such other Secured Debt Representative or holder of Secured Debt Obligations.
          SECTION 4.20 Priority Lien Debt Value Ratio.
          Within 10 Business Days after the end of each fiscal quarter of the Company, beginning with the fiscal quarter ending June 30, 2011 (the last day of each such fiscal quarter, a “Reference Date”, and the tenth Business Day after a Reference Date, the “Certificate Delivery Date”), the Company will deliver to the Trustee and the Collateral Trustee an Officer’s Certificate demonstrating, with reasonable detailed calculations, the Priority Lien Debt Value Ratio with respect to such Reference Date (such Officer’s Certificate, a “Quarterly PLDV Ratio Certificate”).
          If the Company (x) fails to deliver a Quarterly PLDV Ratio Certificate with respect to any Reference Date by the applicable Certificate Delivery Date, or (y) delivers a Quarterly PLDV Ratio Certificate with respect to any Reference Date that demonstrates that the Priority Lien Debt Value Ratio with respect to such Reference Date is less than 1.5 to 1.0, then, subject to the next succeeding paragraph, the Company will pay Special Interest, with the first payment of such Special Interest due on (A) in the case of clause (x), the first regular interest payment date to occur after the applicable Certificate Delivery Date, or (B) in the case of clause (y), the first regular interest payment date to occur at least 50 days after such Reference Date). Such Special Interest shall accrue from and including the applicable Certificate Delivery Date, to but excluding the earlier of (1) the date the Company delivers to the Trustee and the Collateral Trustee an Officer’s Certificate demonstrating, with reasonably detailed calculations, that the Priority Lien Debt Value Ratio with respect to such Reference Date recalculated as described in the next succeeding paragraph is at least 1.5 to 1.0, and (2) the date the Company delivers to the Trustee and the Collateral Trustee an Officer’s Certificate demonstrating, with reasonable detailed calculations, that the Priority Lien Debt Value Ratio with respect to a date subsequent to such Reference Date (and for the avoidance of doubt such Officer’s Certificate may be a Quarterly PLDV Ratio Certificate with respect to a Reference Date subsequent to such Reference Date) is at least 1.5 to 1.0 (any Officer’s Certificate delivered pursuant to clause (1) or (2) above, a “Quarterly Ratio Cure Certificate”).
          If the Priority Lien Debt Value Ratio with respect to any Reference Date is less than 1.5 to 1.0, the Company may (a) grant (or cause another Grantor to grant) a Secured Debt Lien on additional assets pledged as Cure Collateral under the Security Documents to secure Priority Lien Obligations and Junior Lien Obligations, and/or (b) redeem, repay, prepay, repurchase or otherwise retire Priority Lien Debt, including by redeeming Notes pursuant to any available optional redemption provisions of this Indenture, and following such actions in (a) and/or (b), the Priority Lien Debt Value Ratio with respect to such Reference Date will be recalculated by adding the Appraised Value of any such Cure Collateral in clause (1) of the definition of Priority Lien Debt Value Ratio and subtracting any such redeemed, repaid, repurchased or otherwise retired Priority Lien Debt from clause (2) of the definition of Priority Lien Debt Value Ratio. If a Quarterly Ratio Cure Certificate is delivered to the Trustee and the Collateral Trustee within the 45-day period following such Reference Date, then the Company will be deemed to have a Priority Lien Debt Value Ratio of at least 1.5 to 1.0 with respect to such Reference Date, and Special Interest will be deemed not to have accrued with respect to such Reference Date solely as a result of the events specified in clause (y) of the immediately preceding paragraph.
          Notwithstanding anything herein to the contrary, (x) the Company’s failure to maintain a Priority Lien Debt Value Ratio in excess of 1.5 to 1.0 or to deliver any Quarterly PLDV Ratio Certificate will not be deemed to constitute a Default or Event of Default for purposes of clause (4) under Section 6.01 hereof and (y) the Company shall have no obligations under this Section 4.20 including with respect to the delivery of any Quarterly PLDV Ratio Certificate or Quarterly Ratio Cure Certificate during any Delayed Appraisal Period. The Company (or another Grantor) may not pledge additional assets as Cure Collateral except as provided above in this Section 4.20, as provided in Sections 4.10 and 4.19 hereof and pursuant to clauses (7) and (8) of Section 4.1 of the Collateral Trust Agreement.
          SECTION 4.21 Reserved.
          SECTION 4.22 Regulatory Matters; Utilization; Reporting.
          (a) So long as any of the Notes remain outstanding, the Company will:
          (1) maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49 and hold a certificate under Section 41102(a)(1) of Title 49;
          (2) maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14;
          (3) possess and maintain all certificates, exemptions, licenses, permits, designations, authorizations, frequencies and consents required by the FAA, the DOT or any applicable Foreign Aviation Authority or Airport Authority or any other Governmental Authority that are material to the operation of the Pledged Route Authorities and Pledged Slots operated by it, and to the conduct of its business and operations as currently conducted, in each case, to the extent necessary for the Company’s operation of the Scheduled Services, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Material Adverse Effect;

          (4) maintain Gate Leaseholds sufficient to ensure its ability to operate the Scheduled Services and to preserve its right in and to its Pledged Slots, except to the extent that any failure to maintain would not reasonably be expected to result in a Material Adverse Effect;
          (5) utilize its Pledged Slots in a manner consistent with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and use its Pledged Slots, taking into account any waivers or other relief granted to it by the FAA, the DOT, any Foreign Aviation Authority or any Airport Authority, except to the extent that any failure to utilize would not reasonably be expected to result in a Material Adverse Effect;
          (6) cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Pledged Slots, including, without limitation, satisfying any applicable Use or Lose Rule, except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect;
          (7) utilize its Pledged Route Authorities in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, the DOT and any applicable Foreign Aviation Authorities, and any applicable treaty in order to preserve its rights to operate the Scheduled Services, except to the extent that any failure to utilize would not reasonably be expected to result in a Material Adverse Effect; and
          (8) cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to operate the Scheduled Services, except to the extent that any failure to do so would not reasonably be expected to result in a Material Adverse Effect.
          (b) Without in any way limiting Section 4.22(a) hereof, the Company will promptly take all such steps as may be necessary to obtain renewal of its Pledged Route Authorities from the DOT and any applicable Foreign Aviation Authorities, in each case to the extent necessary to operate the Scheduled Services, within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and promptly notify the Collateral Trustee of any material adverse development in the renewal of such authority, except to the extent that any failure to take such steps would not reasonably be expected to result in a Material Adverse Effect. The Company will pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain its rights in its Pledged Route Authorities and have access to its Pledged Gate Leaseholds in each case to the extent necessary to operate the Scheduled Services.
          Notwithstanding any provision of this Section 4.22 or anything else in this Indenture or any other Secured Debt Document to the contrary, (x) for the avoidance of doubt, any Disposition of a Pledged Route Authority, Pledged Slot or Pledged Gate Leasehold that does not constitute, or is deemed not to be, an Asset Sale and any Sale of Collateral in compliance with Section 4.10 hereof shall be permitted by the provisions described above, (y) nothing shall restrict or prohibit or require the Company to contest any retiming or other adjustment of the time or time period for landing or takeoff with respect to any Pledged Slot (whether accomplished by modification, substitution or exchange) for which no consideration is received by the Company or any of its Affiliates, provided that any other Slot received by the Company or any of its Affiliates in connection with any such retiming or other adjustment of the time or time period for landing or takeoff with respect to any Pledged Slot shall not constitute consideration, and (z) the Company shall have no obligation to contest the application of, challenge the interpretation of, or take or refrain from taking any action to influence the enactment or the implementation of any legislation, regulation, policy or other action of the FAA, the DOT, any applicable Foreign Aviation Authority, Airport Authority or any other Governmental Authority that affects the existence, availability or value of properties or rights of the same type as the Route Authorities, Slots or Gate Leaseholds to air carriers generally (and not solely to the Company), including any such legislation, regulation, policy or action relating to the applicability of Foreign Slots or FAA Slots to flight operations at any airport.
          SECTION 4.23 Note Calculations.
          The Company will be responsible for making calculations called for under the terms of this Indenture and the Notes. These calculations include, but are not limited to, determination of redemption price (including premiums or Applicable Premium, if any), Special Interest, and original issue discount, if any. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders of Notes. The Company will provide a schedule of its calculations to the Trustee when applicable, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.
ARTICLE V
SUCCESSORS
          SECTION 5.01 Merger, Consolidation or Sale of Assets.
          (a) Neither the Parent nor the Company will, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Parent or the Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of (x) the Parent and its Restricted Subsidiaries taken as a whole, or (y) the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
          (1) either:
          (A) the Parent or the Company is the surviving corporation; or
          (B) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;
          (2) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent or the Company, as applicable, under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee and the Collateral Trustee, as applicable;
          (3) immediately after such transaction, no Payment Default or Event of Default exists; and
          (4) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) complies with this Indenture.
          In addition, neither the Parent nor the Company will, directly or indirectly, lease all or substantially all of the properties and assets of (A) the Parent and its Restricted Subsidiaries taken as a whole, or (B) the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
          (b) Section 5.01(a) hereof will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among any of the Parent and its Restricted Subsidiaries. Clauses (3) and (4) of Section 5.01(a) hereof will not apply to any merger, consolidation or transfer of assets:
          (1) of the Parent or the Company with or into one of the Parent’s Restricted Subsidiaries for any purpose;
          (2) among the Guarantors or by a Restricted Subsidiary that is not a Guarantor; or
          (3) with or into an Affiliate solely for the purpose of reincorporating the Parent or the Company in another jurisdiction.
          SECTION 5.02 Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Parent or the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Parent or the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Parent” or the “Company”, as applicable, shall refer instead to the successor Person and not to the Parent or the Company, as applicable), and may exercise every right and power of the Parent or the Company, as applicable, under this Indenture with the same effect as if such successor Person had been named as the Parent or the Company herein, as applicable, and that the predecessor Parent or Company, if applicable, shall be relieved from the obligation to pay the principal of, and premium, if any, interest and Special Interest, if any, on the Notes in the case of a sale of all or substantially all of the Parent’s or the Company’s assets, as applicable, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.
ARTICLE VI
DEFAULTS AND REMEDIES
          SECTION 6.01 Events of Default.
          Each of the following is an “Event of Default:”
          (1) default for 30 days in the payment when due of interest (including Special Interest, if any) on the Notes;
          (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;
          (3) failure by the Parent or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
          (4) failure by the Parent or any of its Restricted Subsidiaries for 60 consecutive days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Note Documents or the Security Documents (including, without limitation, the provisions described in Section 4.10 and Section 4.15 hereof);
          (5) failure by the Parent or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $100.0 million (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of 60 days;
          (6) (A) any Security Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of the action or inaction of the Collateral Trustee or the Secured Debt Representatives) for a period of 60 consecutive days after the Company receives notice thereof or (B) any of the Security Documents ceases to give the Holders of Notes a valid, perfected (subject to any Permitted Liens) security interest (except as permitted by the terms of this Indenture or the Security Documents or other than as a result of the action, delay or inaction of the Collateral Trustee or the Secured Debt Representatives) for a period of 60 consecutive days after the Company receives notice thereof, in each case with respect to Collateral having an Appraised Value in excess of $100.0 million in the aggregate at any time with respect to clauses (A) and (B) above (as determined in good faith by a responsible financial or accounting officer of the Company);
          (7) except as permitted by this Indenture, any Note Guarantee of the Parent, a Significant Subsidiary or a Guarantor that pledged Collateral having an Appraised Value in excess of $100.0 million is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or the Parent or any Significant Subsidiary that is a Guarantor denies or disaffirms in writing its obligations under its Note Guarantee or gives notice to such effect, and such condition shall have continued for a period of 30 days after notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;
          (8) the Parent or any Significant Subsidiary (or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary) pursuant to or within the meaning of Bankruptcy Law:
          (1) commences a voluntary case,
          (2) consents to the entry of an order for relief against it in an involuntary case,
          (3) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (4) makes a general assignment for the benefit of its creditors, or
          (5) generally is not paying its debts as they become due;
          (9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (1) is for relief against the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary in an involuntary case;
          (2) appoints a custodian of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary; or
          (3) orders the liquidation of the Parent or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted

Subsidiaries of the Parent that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for 60 consecutive days; and
          (10) default by the Company in the payment when due with respect to the Flyer Miles Obligations of $100.0 million or more in the aggregate and receipt by the Company of written notice from a duly authorized representative of the holder of Flyer Miles Obligations (which representative shall be the President of the Junior Lien Representative, unless another representative has been accepted in writing by the Company for this purpose) stating that in such representative’s good faith determination (having considered all applicable requirements and conditions for the termination of the Flyer Miles Participation Agreement), as a result of such payment default, such holder is entitled to terminate the Flyer Miles Participation Agreement in accordance with the terms thereof.
          SECTION 6.02 Acceleration.
          In the case of an Event of Default specified in clauses (8) or (9) of Section 6.01 hereof, with respect to the Parent or its Restricted Subsidiaries that are Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
          Upon any such declaration, the Notes shall become due and payable immediately.
          Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except an acceleration due to a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes.
          SECTION 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Special Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

          SECTION 6.04 Waiver of Past Defaults.
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, if the rescission would not conflict with any judgment or decree. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          SECTION 6.05 Control by Majority.
          Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder), or would involve the Trustee in personal liability or expense for which the Trustee has not received a satisfactory indemnity.
          SECTION 6.06 Limitation on Suits.
          Except to enforce the right to receive payment of principal, premium, if any, or interest (including Special Interest, if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
          (1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;
          (2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
          (3) such Holder or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
          (5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder or result in a preference of priority over another Holder).
          SECTION 6.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note (including Special Interest, if any), on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture or any of the Security Documents upon any property subject to any such Lien.
          SECTION 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest (including Special Interest, if any) remaining unpaid on, the Notes and interest (including Special Interest, if any) on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          SECTION 6.09 Trustee May File Proofs of Claim.
          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
          SECTION 6.10 Priorities.
          If the Trustee collects any money pursuant to this Article VI or any other money or property distributable in respect of the obligations of the Company or any Guarantor under this Indenture, it shall pay out the money in the following order:
     First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all reasonable compensation, out-of-pocket expenses and liabilities incurred, and all advances made, by the Trustee and the costs and reasonable out-of-pocket expenses of collection;
     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Special Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest (including Special Interest, if any), respectively; and
     Third: to the Company, the Guarantors, if applicable, or to such party as a court of competent jurisdiction shall direct.
          The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
          SECTION 6.11 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE
          SECTION 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
          (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
          (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
          (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
          (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in accordance with the direction of a majority in aggregate principal amount of Notes outstanding relating to the exercise of any right or power of the Trustee under this Indenture.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) The Trustee is hereby authorized to execute the Collateral Trust Agreement and any other Security Document to which it may be a party and perform its obligations in accordance with their terms, and the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to the Trustee’s execution and performance of each such agreement.
          SECTION 7.02 Rights of Trustee.
          Subject to Section 7.01 hereof:
     (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company, as applicable.
     (f) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed)

may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.
     (g) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders of Notes have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
     (h) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
     (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
     (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
     (k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
          SECTION 7.03 Individual Rights of Trustee.
          The Trustee or any of its Affiliates, each in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company, its Subsidiaries or any of their respective Affiliates with the same rights it would have if it were not Trustee or an Affiliate of the Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.
          SECTION 7.04 Trustee’s Disclaimer.
          The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Collateral, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Offering Memorandum, the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication. The Trustee shall have no responsibility for any act or omission of the Collateral Trustee.
          SECTION 7.05 Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.
          SECTION 7.06 Compensation and Indemnity.
          (a) The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as may be attributable to the Trustee’s gross negligence, bad faith or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          (b) The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld. The Company and the Guarantors need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s gross negligence, bad faith or willful misconduct.
          (c) The obligations of the Company and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          (d) To secure the Company’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
          (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended, to the extent permitted by law, to constitute expenses of administration under any Bankruptcy Law.
          SECTION 7.07 Replacement of Trustee.
          (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.
          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (1) the Trustee fails to comply with Section 7.09 hereof;
          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (3) a receiver or other public officer takes charge of the Trustee or its property; or
          (4) the Trustee becomes incapable of acting.
          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
          (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring

Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of Notes. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.
          SECTION 7.08 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
          SECTION 7.09 Eligibility; Disqualification.
          There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          SECTION 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
          SECTION 8.02 Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including each Note Guarantee) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest (including Special Interest, if any) or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
          (2) the Company’s obligations with respect to such Notes under Article II and Section 4.02 hereof;
          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and each Guarantor’s obligations in connection therewith; and
          (4) this Article VIII.
          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.
          SECTION 8.03 Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23 and 4.24 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(10) hereof will not constitute Events of Default.

          SECTION 8.04 Conditions to Legal or Covenant Defeasance.
          In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Special Interest, if any) on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
          (2) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (3) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (4) no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);
          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;
          (6) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the

Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and
          (7) the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
          Upon a Legal Defeasance or Covenant Defeasance, the Collateral Trustee will cease to be a party to the Security Documents on behalf of the Holders of Notes and the Collateral will no longer secure the Notes. The Collateral will be released from the Liens securing the Notes as provided in Section 12.03 hereof.
          SECTION 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.
          The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders or beneficial owners of the outstanding Notes.
          Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
          SECTION 8.06 Repayment to Company.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on (including Special Interest, if any), any Note and remaining unclaimed for two years after such principal, premium, if any, or interest (including Special Interest, if any) has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.
          SECTION 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
          SECTION 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture, the Notes or each Note Guarantee without the consent of any Holder:
          (1) to cure any ambiguity, mistake, defect or inconsistency;
          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
          (3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and each Note Guarantee in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;
          (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;
          (5) to conform the text of any of the Note Documents to any provision of the “Description of notes” section of the Offering Memorandum, to the extent that such provision in that “Description of notes” was intended to be a verbatim recitation of a provision of such Note Documents, as determined in good faith by an officer of the Company and set forth in an Officer’s Certificate to that effect;

          (6) to enter into additional or supplemental Security Documents or provide for additional Collateral;
          (7) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or to release Collateral in accordance with the terms of this Indenture and the Security Documents;
          (8) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;
          (9) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;
          (10) to comply with any requirement of the SEC or of any other regulatory body or to comply with any applicable law, rules, or regulations of or relating to any exchange or quotation system on which any Notes are listed (or to facilitate any listing of any Notes on any exchange or quotation system);
          (11) to comply with any requirement of DTC, Euroclear, Clearstream or like depositary, or of the Trustee, in respect of the Trustee, in respect of the provisions of this Indenture, the Notes, or any related document, relating to transfers and exchanges of the Notes or beneficial interest therein, or to include on the Notes any legend as may be required by law or as may otherwise be necessary or advisable; or
          (12) to make any other change not inconsistent with this Indenture or the Notes; provided that such action does not materially adversely affect the interests of any Holder.
          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Trustee will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.
          SECTION 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.10 and 4.15 hereof), the Notes and the Note Guarantees with the consent of the Company and the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Special Interest, if any) on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.
          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, each of the Trustee and the Collateral Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s and/or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.
          It is not necessary for the consent of the Company or the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or each Note Guarantee. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
          (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);
          (3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
          (4) waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest (including Special Interest, if any) on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
          (5) make any Note payable in money other than that stated in the Notes;
          (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes;
          (7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
          (8) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or
          (9) make any change in the preceding amendment and waiver provisions.
          Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of holders of at least 75% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
          SECTION 9.03 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver; provided that such record date shall not be more than 15 days prior to the date of determination of such record date. During the continuance of an Event of Default, the Trustee may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver; provided that such record date shall not be more than 15 days prior to the date of determination of such record date. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
          SECTION 9.04 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
          SECTION 9.05 Trustee to Sign Amendments, etc.
          Each of the Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, each of the Trustee and the Collateral Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE X
NOTE GUARANTEES
          SECTION 10.01 Guarantee.
          (a) Subject to the provisions of this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity or enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:
          (1) the principal of, premium, if any, and interest on (including Special Interest, if any), the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (including Special Interest, if any) on the Notes, if any, to the extent permitted by applicable law, and all other obligations of the Company to the Holders of Notes or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.
          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          (b) The Guarantors hereby agree that, to the extent permitted by applicable law, their obligations hereunder are unconditional, irrespective of the validity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee will not be discharged except by complete payment and performance of the obligations contained in the Notes and this Indenture.
          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
          (d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations (other than contingent obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Notes under the Note Guarantee.
          (e) Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its Note Guarantee, and the waiver set forth in Section 10.01(b) hereof, are knowingly made in contemplation of such benefits.

          SECTION 10.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Notes and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or otherwise being void or unenforceable under any Bankruptcy Law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.
          SECTION 10.03 Execution and Delivery of Note Guarantee.
          Neither the Company nor any Guarantor shall be required to make any notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.
          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Note, the Note Guarantee with respect to such Note will be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
          SECTION 10.04 Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
          Except as otherwise provided in Section 10.05 hereof, no Subsidiary Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless either:
          (1) subject to Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Subsidiary Guarantor under its Note Guarantee and the Note Documents on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and the Collateral Trustee; or

          (2) the Net Proceeds of such sale or other disposition, if any, are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.
          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and the Collateral Trustee and satisfactory in form to the Trustee and the Collateral Trustee, of the Note Guarantee of such Subsidiary Guarantor and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, such successor Person will succeed to and be substituted for such Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.
          Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
          SECTION 10.05 Releases of Subsidiary Guarantors.
          (a) In the event of any sale or other disposition of all or substantially all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Subsidiary Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Parent or a Restricted Subsidiary of the Parent or the merger or consolidation of any Subsidiary Guarantor with or into the Company or another Guarantor, then such Subsidiary Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Subsidiary Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) will be automatically released and relieved of any obligations under its Note Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Subsidiary Guarantor from its obligations under its Note Guarantee.
          (b) Upon designation of any Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Subsidiary Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.
          (c) Upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture in accordance with Article XI hereof, each Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.

          Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest (including Special Interest, if any) and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.
ARTICLE XI
SATISFACTION AND DISCHARGE
          SECTION 11.01 Satisfaction and Discharge.
          This Indenture and all Security Documents will be discharged and will cease to be of further effect as to all outstanding Notes issued hereunder, when:
          (1) either:
          (A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or
          (B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest (including Special Interest, if any, to the date of such deposit) on, the Notes to the date of maturity or redemption;
          (2) in respect of clause (1)(B) of this Section 11.01, no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);
          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
          In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(B) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.
          SECTION 11.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Special Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE XII
COLLATERAL AND SECURITY
          SECTION 12.01 Security Interest.
          The due and punctual payment of the principal of, premium (if any), interest and Special Interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes, the Collateral Trustee or the Trustee, according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral by the Collateral Trustee, relating to ranking of Priority Liens and order of application of proceeds from enforcement of Priority Liens) as the same may be in effect or may be amended, amended and restated, modified, renewed, restated or replaced from time to time in accordance with their terms and authorizes and appoints U.S. Bank National Association as the Trustee and Wilmington Trust Company as the Collateral Trustee, the Trustee hereby authorizes and appoints Wilmington Trust Company as Collateral Trustee and each Holder and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith and to exercise such powers as are delegated to the Trustee and Collateral Trustee by the terms thereof, together with such actions and powers as are reasonably incidental thereto. The Company consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. Each Holder agrees that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Company to the Collateral Trustee to secure any Obligations in respect of any Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably.
          SECTION 12.02 Collateral Trust Agreement.
          This Article XII and the provisions of each Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. Each of the parties hereto consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.
          SECTION 12.03 Release of Liens in Respect of the Notes.
          The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will automatically terminate and be discharged:
          (1) upon satisfaction and discharge of this Indenture in accordance with Article XI hereof;
          (2) upon a Legal Defeasance or Covenant Defeasance of the Notes in accordance with Article VIII hereof;
          (3) upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are paid in full and discharged; or
          (4) in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with Article IX hereof.

          In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.
          SECTION 12.04 Collateral Trustee.
          (a) The Collateral Trustee will hold (directly or through co-trustees or agents) and is directed by each Holder to so hold, and will be entitled to enforce on behalf of the holders of Priority Lien Obligations and Junior Lien Obligations (if any), all Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Collateral Trust Agreement.
          (b) Neither the Company nor any of its Affiliates nor any Secured Debt Representative may serve as Collateral Trustee.
          (c) Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated to:
          (1) act upon directions purported to be delivered to it by any Person;
          (2) foreclose upon or otherwise enforce any Lien; or
          (3) take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.
ARTICLE XIII
MISCELLANEOUS
          SECTION 13.01 Notices.
          Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents or waivers required or permitted under the terms and provisions of this Indenture shall be in English and in writing, and given by United States registered or certified mail, return receipt requested, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received) and addressed as follows:
If to the Collateral Trustee:
Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890-1605
Attention: Adam Vogelsong
Telephone: (302) 636-6472
Facsimile: (302) 636-4140

If to American or any other Grantor:
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Reference: American Airlines 7.50% Senior Secured Notes due 2016 \
AADVANTAGE Participation Agreement
Attention: Treasurer
Telephone: (817) 963-1234
Facsimile: (817) 967-4318
If to the Trustee:
U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Attention: Alison D.B. Nadeau, Vice President
Telephone: (617) 603-6553
Facsimile: (617) 603-6683
If to the Junior Lien Representative:
Citibank (South Dakota), N.A.
710 East 60th Street
Sioux Falls, South Dakota 57117
Attention: President
Telephone: (605) 331-1567
Facsimile: (605) 330-6701
With a copy to:
Citicorp Credit Services, Inc.
One Court Square
Long Island City, New York 11120
Telephone: (718) 248-5712
Facsimile: (718) 248-1334
and, if to any other Secured Debt Representative, to such address as it may specify by written notice to the parties named above.
          The Company, any Guarantor, the Collateral Trustee or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          SECTION 13.02 Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
          (1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
          SECTION 13.03 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
          SECTION 13.04 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
          SECTION 13.05 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator or stockholder of any obligor, as such, will have any liability for any obligations of the Company or any of the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          SECTION 13.06 Governing Law.
          THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
          SECTION 13.07 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
          SECTION 13.08 Successors.
          All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.
          SECTION 13.09 Severability.
          In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
          SECTION 13.10 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.
          SECTION 13.11 Table of Contents, Headings, etc.
          The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
          SECTION 13.12 Force Majeure.
          In no event shall the Trustee or the Collateral Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the

Collateral Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
[Signatures on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

AMERICAN AIRLINES, INC.
By:	/s/ Beverly K. Goulet
	Name:	Beverly K. Goulet
	Title:	Vice President — Corporate Development and Treasurer

AMR CORPORATION
By:	/s/ Isabella D. Goren
	Name:	Isabella D. Goren
	Title:	Senior Vice President and Chief Financial Officer

Indenture Signature Page

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee
By:	/s/ Alison D.B. Nadeau
	Name:	Alison D.B. Nadeau
	Title:	Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Collateral Trustee
By:	/s/ Adam Vogelsong
	Name:	Adam Vogelsong
	Title:	Senior Financial Services Officer

Indenture Signature Page

EXHIBIT A — FORM OF NOTE
[Face of Note]
CUSIP/ISIN____________
[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the Regulation S Restricted Period Legend, if applicable, pursuant to the terms of the Indenture]
[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
[Insert the ERISA Legend]
7.50% Senior Secured Notes due 2016

No. ___	$____________
AMERICAN AIRLINES, INC.
promises to pay to ____________ or registered assigns,
the principal sum of _____________________ DOLLARS [as the same may be revised from time to time on the Schedule of Increases or Decreases in the Global Note attached hereto]* on March 15, 2016.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Dated: ________________, 20__

*	The bracketed language should be included only if the Note is issued in global form.

[Back of Note]
7.50% Senior Secured Notes due 2016
          Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
Interest. American Airlines, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.50% per annum from _____________, 20__ until maturity and shall pay the Special Interest, if any, payable pursuant to Sections 4.10, 4.19 and 4.20 of the Indenture. The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be ____________, 20_. The Company will pay interest on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest on overdue installments of interest and Special Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Method of Payment. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders of Notes at their addresses set forth in the register of Holders of Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
Indenture. The Company issued the Notes under an Indenture dated as of March 15, 2011 (as amended, amended and restated, adjusted, supplemented or otherwise modified from time to time, the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Trustee. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes and all other Priority Lien Obligations will be secured, equally and ratably, by a Priority Lien on all assets of the Company that constitute Collateral as provided in the Security Documents, subject to Permitted Liens. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
Optional Redemption. Except as set forth in Section 3.07 of Indenture, the Notes will not be redeemable at the Company’s option prior to March 15, 2013. The Company may redeem the Notes, in whole or in part on a pro rata basis as set forth in Section 3.02 of the Indenture, as applicable, in accordance with Sections 3.07(b), (c), (d) and (e) of the Indenture, and any Notes redeemed shall be redeemed at the redemption price specified in Sections 3.07(b), (c), (d) and (e) of the Indenture, as applicable.
No Mandatory Redemption. The Company is not required to make mandatory redemption, sinking fund or other scheduled payments of principal with respect to the Notes. However, the Company may be required to offer to purchase the Notes as described in Sections 4.10 and 4.15 of the Indenture.
Repurchase at the Option of Holder.
          (a) Upon the occurrence of a Change of Control, subject to the terms and conditions of the Indenture each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to the Change of Control Payment. Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.
          (b) In accordance with Section 4.10 of the Indenture, the Company will be required to offer to purchase the Notes upon certain Asset Sales.
Notice of Redemption. Subject to Section 3.09 of the Indenture, notice of redemption, in accordance with Section 3.03 of the Indenture, will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.
Denominations, Transfer, Exchange. The Notes are in registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The

Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
Persons Deemed Owners. The registered Holder may be treated as its owner for all purposes.
Note Guarantees. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
Amendment, Supplement and Waiver. The provisions governing amendment, supplement and waiver of any provision of the Indenture, the Notes or the Note Guarantees are set forth in Article IX of the Indenture.
Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture.
Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
Authentication. This Note will not be valid until duly authenticated by the manual signature of the Trustee or an authenticating agent.
Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

Governing Law. THIS NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Facsimile: (817) 967-4318
Attention: Treasurer

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer as of the date first written above.

AMERICAN AIRLINES, INC.
By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Date:

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: ________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: __________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15
     If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$______________
Date: ________________

Your Signature:

(Sign exactly as your name appears on the face of this Note)
Tax Identification No.: ______________________
Signature Guarantee*: __________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES OF INTERESTS IN THE GLOBAL NOTE*
     The initial principal amount of this Global Note is $_____. The following increases or decreases in this Global Note have been made:

	Amount of		Principal Amount
	decrease	Amount of increase	of this Global Note	Signature of
	in Principal	in Principal	following such	authorized officer of
Date of	Amount	Amount	decrease	Trustee or Custodian
Exchange	of this Global Note	of this Global Note	(or increase)	*

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Facsimile: (817) 967-4318
Attention: Treasurer
U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Attention: Alison D.B. Nadeau, Vice President
Facsimile: (617) 603-6683
Re: 7.50% Senior Secured Notes due 2016
     Reference is hereby made to the Indenture, dated as of March 15, 2011 (the “Indenture”), among American Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto, U.S. Bank National Association, as trustee and Wilmington Trust Company, as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                         , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                      in such Note[s] or interests (the “Transfer”) to                                           (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Certificated Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Certificated Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Certificated Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A, and such Transfer is (i) in compliance with Rule 144A, and (ii) in accordance with all applicable securities laws of the states of the United States and other applicable jurisdictions. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Certificated Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Certificated Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Certificated Note pursuant to Regulation S and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Certificated Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions set forth in the Indenture applicable to beneficial interests in Restricted Global Notes and Restricted Certificated Notes and pursuant to and in accordance with the Securities Act and all applicable securities laws of the states of the United States and other applicable jurisdictions, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with the exemption from registration provided by Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a Subsidiary thereof.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Certificated Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with the exemption from registration provided by Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and all applicable securities laws of the states of the United States and other applicable jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture. The opinion of counsel required by the Indenture in connection with the Transfer is included herewith.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and all applicable securities laws of the states of the United States and other applicable jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Certificated Notes and in the Indenture. The opinion of counsel required by the Indenture in connection with the Transfer is included herewith.
     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and all applicable securities laws of the states of the United States and other applicable jurisdictions and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Certificated Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Certificated Notes and in the Indenture.
     5. The Transferor has advised the Transferee of all restrictions on transfer associated with the beneficial interest or the Certificated Notes that are the subject of the proposed Transfer.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

`
[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or
(b)	☐ a Restricted Certificated Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP ), or

(ii)	☐ Regulation S Global Note (CUSIP ), or

(iii)	☐ Unrestricted Global Note (CUSIP ); or
(b)	☐ a Restricted Certificated Note; or

(c)	☐ an Unrestricted Certificated Note,
     in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
Facsimile: (817) 967-4318
Attention: Treasurer
U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Attention: Alison D.B. Nadeau, Vice President
Facsimile: (617) 603-6683
Re: 7.50% Senior Secured Notes due 2016

(CUSIP                     )
     Reference is hereby made to the Indenture, dated as of March 15, 2011 (the “Indenture”), among American Airlines, Inc., as issuer (the “Company”), the Guarantors party thereto, U.S. Bank National Association, as trustee and Wilmington Trust Company, as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
     1. Exchange of Restricted Certificated Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Certificated Notes or Beneficial Interests in an Unrestricted Global Note
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions set forth in the Indenture applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with all applicable securities laws of the states of the United States and other applicable jurisdictions. The opinion of counsel required by the Indenture in connection with the Exchange is included herewith.
     (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Certificated Note is being acquired in compliance with all applicable securities laws of the states of the United States and other applicable jurisdictions. The opinion of counsel required by the Indenture in connection with the Exchange is included herewith.
     (c) ☐ Check if Exchange is from Restricted Certificated Note to Unrestricted Certificated Note. In connection with the Owner’s Exchange of a Restricted Certificated Note for an Unrestricted Certificated Note, the Owner hereby certifies (i) the Unrestricted Certificated Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Certificated Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Certificated Note is being acquired in compliance with all applicable securities laws of the states of the United States and other applicable jurisdictions. The opinion of counsel required by the Indenture in connection with the Exchange is included herewith.
     2. Exchange of Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes for Restricted Certificated Notes or Beneficial Interests in Restricted Global Notes
     (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Certificated Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Certificated Note with an equal principal amount, the Owner hereby certifies that the Restricted Certificated Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Certificated Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Certificated Note and in the Indenture and the Securities Act.
     (b) ☐ Check if Exchange is from Restricted Certificated Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Certificated Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with all applicable securities laws of the states of the United States and other applicable jurisdictions. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

`
[Insert Name of Transferor]

By:
Name:
Title:

Dated:

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
     SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 20     , among                      (the “Guaranteeing Subsidiary”), a subsidiary of AMR Corporation (or its permitted successor), a Delaware corporation (the “Parent”), American Airlines, Inc., a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”) and Wilmington Trust Company, as collateral trustee under the Indenture referred to below.
WITNESSETH
     WHEREAS, the Company and the Parent have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 15, 2011 providing for the issuance of 7.50% Senior Secured Notes due 2016 (the “Notes”);
     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”);
     WHEREAS, each Guaranteeing Subsidiary desires to enter into such supplemental indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Guaranteeing Subsidiary is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Guaranteeing Subsidiary has guaranteed; and
     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:
     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.
     3. Termination, Release and Discharge. [The] [Each] Guaranteeing Subsidiary’s Note Guarantee shall terminate and be of no further force or effect, and [the] [each]

Guaranteeing Subsidiary shall be released and discharged from all obligations in respect of such Note Guarantee, as and when provided in Section 10.05 of the Indenture.
     4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, will have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Note Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     5. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
     6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[PARENT]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Authorized Signatory

[COLLATERAL TRUSTEE],
as Collateral Trustee

By:
Authorized Signatory